Execution Version STOCK PURCHASE AGREEMENT BY AND AMONG INDEPENDENCE CAPITAL CORP., INDEPENDENCE HOLDING COMPANY AND HORACE MANN EDUCATORS CORPORATION DATED AS OF JULY 14, 2021

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS		1
1.1	Certain Definitions	1
1.2	Table of Defined Terms	15
ARTICLE II. PURCHASE AND SALE		17
2.1	Purchase and Sale of the Shares	17
2.2	Closing	17
2.3	Closing Deliveries	18
2.4	Payment at Closing.	19
2.5	Post-Closing Payment	20
2.6	Earn-Out Payment.	23
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER		24
3.1	Organization and Qualification	24
3.2	Organizational Documents	25
3.3	Capitalization.	25
3.4	Subsidiaries	26
3.5	Authority; Enforceability.	27
3.6	No Conflict; Required Filings and Consents.	27
3.7	Material Contracts.	28
3.8	Compliance with Law; Permits.	30
3.9	Financial Statements.	32
3.10	Insurance Business.	34
3.11	Producers; Sale Practices; Third Party Administrators.	35
3.12	Existing Reinsurance Contracts.	36
3.13	No Undisclosed Liabilities	37
3.14	Absence of Certain Changes or Events	38
3.15	Absence of Litigation, Claims and Orders	38
3.16	Employee Benefit Plans.	38
3.17	Labor Matters.	40
3.18	Real Property	41
3.19	Taxes.	41
3.20	Intellectual Property and Technology.	44
3.21	Insurance	46
3.22	Environmental Matters.	46
3.23	Affiliated Transactions	47
3.24	Assets	48
3.25	Investment Assets	48
3.26	Actuarial Data	49
3.27	Bank Accounts; Power of Attorney	49
3.28	Privacy and Data Security	49
3.29	Brokers	50
3.30	CARES Act	50
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER		50
4.1	Organization	50
4.2	Authority; Enforceability	50

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TABLE OF CONTENTS
(continued)

		Page
4.3	No Conflict; Required Filings and Consents	51
4.4	Absence of Litigation, Claims and Orders	51
4.5	Sufficient Funds	51
4.6	Brokers	51
4.7	Investment Purpose	51
4.8	Tax Election	52
ARTICLE V. COVENANTS		52
5.1	Conduct of Business Pending the Closing	52
5.2	Access to Information; Confidentiality.	55
5.3	Governmental Approvals and Filings; Third Party Consents; Third Party Audit	56
5.4	Notification of Certain Matters	59
5.5	Interim Financial Statements	59
5.6	Public Announcements	60
5.7	Further Assurances	60
5.8	Delivery of Books and Records	60
5.9	Access to Books and Records	60
5.10	Non-Competition; Non-Solicitation	61
5.11	D&O Liabilities	62
5.12	Employee Matters	62
5.13	Release	64
5.14	No Shop	64
5.15	Intercompany Agreements	65
5.16	Bank Accounts	66
5.17	Investment Assets	66
5.18	Transaction Expenses	66
5.19	PolicyPro Software	66
5.20	Reinsurance Agreements	66
5.21	Voting Agreement.	67
5.22	Escrow Agreement.	67
5.23	Transition Services Agreement.	67
ARTICLE VI. CONDITIONS PRECEDENT		68
6.1	Conditions to Each Party's Obligations	68
6.2	Conditions to Obligations of Buyer	68
6.3	Conditions to Obligations of Parent and Seller	69
ARTICLE VII. TERMINATION PRIOR TO CLOSING		70
7.1	Termination	70
7.2	Effect of Termination	71
ARTICLE VIII. TAX MATTERS		71
8.1	Responsibility for Filing Tax Returns.	71
8.2	Straddle Periods	72
8.3	Tax Covenants	72
8.4	Contests Related to Taxes	73
8.5	Cooperation on Tax Matters	73
8.6	Transfer Taxes	74

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**TABLE OF CONTENTS**
**(continued)**

| | | Page |
|---|---|---|
| 8.7 | Section 338(h)(10) Election | 74 |
| ARTICLE IX. SURVIVAL AND INDEMNIFICATION | | 75 |
| 9.1 | Survival of Representations and Warranties | 75 |
| 9.2 | Indemnification. | 75 |
| 9.3 | Certain Limitations | 76 |
| 9.4 | Definitions. As used in this Agreement: | 77 |
| 9.5 | Procedures for Third Party Claims | 77 |
| 9.6 | Direct Claims | 79 |
| 9.7 | Adjustment to Purchase Price | 79 |
| 9.8 | Exclusive Remedy | 79 |
| ARTICLE X. MISCELLANEOUS | | 79 |
| 10.1 | Amendment | 79 |
| 10.2 | Waiver | 79 |
| 10.3 | Expenses | 79 |
| 10.4 | Notices | 80 |
| 10.5 | Specific Performance | 81 |
| 10.6 | Interpretation | 81 |
| 10.7 | Severability | 82 |
| 10.8 | Entire Agreement; Third Party Beneficiaries | 82 |
| 10.9 | Assignment | 82 |
| 10.10 | Failure or Indulgence Not Waiver; Remedies Cumulative | 82 |
| 10.11 | Governing Law | 82 |
| 10.12 | Jurisdiction; Enforcement. | 83 |
| 10.13 | Certain Limitations | 83 |
| 10.14 | Counterparts | 84 |

- iii -

- iv - Error! Unknown document property name. EXHIBITS Exhibit A — Voting Agreement ANNEXES Annex A — Key Employees Annex B — LA County Policies Annex C — Specified Accounting Principles Annex D — Pro Forma Closing Statement Annex E — Third Party Consents Annex F — Reinsured Business Statutory Earnings Annex G — Company Statutory Earnings Parent Disclosure Schedule Buyer Disclosure Schedule

Error! Unknown document property name. STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT, dated as of July 14, 2021 (this “Agreement”), is by and among HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (“Buyer”), INDEPENDENCE HOLDING COMPANY, a Delaware corporation (“Parent”) and INDEPENDENCE CAPITAL CORP., a Delaware corporation (“Seller”). RECITALS WHEREAS, Parent directly owns one hundred percent (100%) of the issued and outstanding capital stock of Seller, which directly owns one hundred percent (100%) of the issued and outstanding shares of common stock, par value $60,000 per share (the “Shares”) of Madison National Life Insurance Company, Inc., an insurance company organized under the laws of the State of Wisconsin (the “Company”); WHEREAS, the Company owns one hundred percent (100%) of the outstanding equity interests of The Abacus Group, LLC, a Georgia limited liability company (“Abacus” and such equity interests, the “Abacus Membership Interests”); WHEREAS, each of (a) the board of directors of Buyer, (b) the board of directors of Seller, (c) the board of directors of Parent, and (d) the board of directors of the Company has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement; WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to, and Parent desires to cause Seller to, sell to Buyer, all of the Shares; WHEREAS, as a material inducement to the willingness of Buyer to enter into this Agreement, each of the employees set forth on Annex A (the “Key Employees”) has entered into an employment arrangement with the Company, which employment arrangements are conditional upon and effective upon the Closing (the “New Employment Arrangements”); and (ii) the Seller has delivered to Purchaser a voting and support agreement, executed by certain beneficial owners and/or holders of record of shares of common stock of Parent (the “Stockholders”), in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which each such Stockholder has agreed to vote in favor of the Parent Voting Matters; NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows: ARTICLE I. DEFINITIONS 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

- 2 - “ACA Taxes” means any “health insurer provider” fee or other similar fee imposed by any Governmental Authority in connection with the Patient Protection and Affordable Care Act, including under Section 9010 thereof and including any assessments or fees imposed by any Governmental Authority of any state or other jurisdictions in connection with the existence or operation of, or participation in, any health insurance exchange or marketplace of such state or jurisdictions. “Adjusted Statutory Book Value” means, as of any date of determination, an amount equal to the sum of (a) the capital and surplus of the Company as of such date, as would be required to be reflected in line 38, column 1, plus (b) the asset valuation reserve of the Company as of such date as would be required to be reflected in line 24.01, column 1 (in each case of (a) and (b), in the “Liabilities, Surplus and Other Funds” section of the National Association of Insurance Commissioners statement blank used to prepare the Company’s balance sheet in the most recent statutory financial statement filed by the Company with the Wisconsin Office of the Commissioner of Insurance) minus (c) the Deferred Tax Asset as of such date (which, for the avoidance doubt, shall not be offset by the Deferred Tax Loss as of such date), in each case, to the extent applicable, as adjusted to give effect to (i) the transactions contemplated by the SSL Reinsurance Agreement and the IAIC Reinsurance Agreement, and (ii) the transactions contemplated herein to occur on or prior to the Closing. “Adjusted Statutory Book Value Deficit” means the amount, if any, by which (i) for purposes of the Closing Payment, the Adjusted Statutory Book Value Target for purposes of the Closing Payment exceeds the Adjusted Statutory Book Value estimated as of the Effective Time pursuant to Section 2.4, and (ii) for purposes of the Final Closing Payment, the Adjusted Statutory Book Value Target exceeds the Adjusted Statutory Book Value, each determined as of the Effective Time pursuant to Section 2.5. “Adjusted Statutory Book Value Surplus” means the amount, if any, by which (i) for purposes of the Closing Payment, the Adjusted Statutory Book Value estimated as of the Effective Time pursuant to Section 2.4 exceeds the Adjusted Statutory Book Value Target for purposes of the Closing Payment, and (ii) for purposes of the Final Closing Payment, the Adjusted Statutory Book Value exceeds the Adjusted Statutory Book Value Target, each determined as of the Effective Time pursuant to Section 2.5. “Adjusted Statutory Book Value Target” means, $88,000,000 for purposes of determining the Closing Payment as of the Closing Date, provided that for purposes of determining the Final Closing Payment, the Adjusted Statutory Book Value Target shall be calculated using an amount that is the greater of $88,000,000 and the amount of surplus that would at least result in the Company having an RBC Ratio of 807% after taking into account the transactions contemplated to occur on or prior to the Closing. “Affiliate” means, with respect to a specified Person at the time of determination, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or

- 3 - otherwise). For the avoidance of doubt, unless otherwise specified herein, the Company and Abacus shall each be deemed an “Affiliate” of Parent and Seller (and not Buyer) prior to the Closing, and shall each be deemed an “Affiliate” of Buyer (and not Parent or Seller) from and after the Closing. “Applicable Rate” means an interest rate equal to 1.5% per annum. “Authorized Control Level RBC” means with respect to the Company as of any date of determination, its authorized control level risk based capital, as defined in Wis. Admin. Code § Ins 51.01(3) as in effect on the date of determination and calculated in accordance with the Specified Accounting Principles. “Base Price” means $172,500,000. “Book Value” means, as of any date, (i) with respect to any Investment Asset held by the Company, the carrying value thereof as would be set forth, as of such date, in the statement of annual condition in the statutory financial statements of the Company (assuming such date was the end of an annual period) determined in accordance with SAP applicable to the Company, consistently applied and (ii) with respect to any Investment Asset held by Abacus, the carrying value thereof as would be set forth, as of such date, in the balance sheet of Abacus, determined in accordance with GAAP, consistently applied. “Books and Records” means all written or electronic accounts, ledgers and records (including computer generated, recorded or stored records) of (i) the Company and Abacus, or (ii) Parent or any of Parent’s Affiliates to the extent relating to the Company or Abacus, in each case, whether or not in the custody of the Company, Abacus, Parent or any of Parent’s Affiliates, including customer lists, contract forms, applications, enrollment forms, policy information, policyholder information, claim records, sales records, underwriting records, administrative, pricing, underwriting, claims handling and reserving manuals, corporate (including Employee records) and accounting, reinsurance and other records (including the books of account and other records), agreements of the Company or Abacus (including agreements with Independent Producers), Tax records (including Tax Returns of the Company and Abacus), disclosure and other documents and filings required under applicable Law, financial records, and compliance records relating to the Company and Abacus, including any database, magnetic or optical media and any other form of recorded, computer generated or stored information or process relating to the operations of the Company and Abacus. “Burdensome Condition” means any arrangement, condition or restriction imposed by any Governmental Authority on Buyer, the Company or Abacus as a condition of such Governmental Authority’s approval of the transactions contemplated by this Agreement (i) to offer, sell or hold separate or agree to offer, sell, divest or discontinue, before or after the Closing Date, any properties, assets, business or licenses of Buyer, its Affiliates or the Company or Abacus, (ii) to fund or commit to fund any capital contribution to or for the benefit of the Company, (iii) to limit the declaration and payment of ordinary dividends, (iv) that requires Buyer or any of its Affiliates to commence, threaten or otherwise seek to commence any Proceeding against a Governmental Authority, (v) that, individually or in the aggregate, are materially adverse to the combined businesses of Buyer, the Company and their respective Subsidiaries, taken as a whole, following

- 4 - the Closing, or (vi) that is reasonably likely to have a material negative effect on or impairment of the economic benefits that, as of the date hereof, Buyer reasonably expects to derive from the consummation of the transactions contemplated hereby, had such Persons not been obligated to take or refrain from taking the relevant action or to become subject to the relevant condition, limitation, restriction or requirement being imposed by a Governmental Authority. “Business” means the business conducted by the Company and Abacus prior to the Closing, including the underwriting, issuance, sale, renewal, administration and servicing of the insurance policies of the Company and its related business. “Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted or required by Law to close in Chicago, Illinois or Stamford, Connecticut. “Buyer Disclosure Schedule” means the Buyer Disclosure Schedule delivered by Buyer to Seller concurrently with the execution of this Agreement. “Buyer Expenses” means all fees and expenses incurred or payable by or on behalf of Buyer or its Affiliates in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting, finders and all other fees and expenses. “Buyer Material Adverse Effect” means any fact, circumstance, condition, event, development, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020, and the Continuing Appropriations Act, 2021 and Other Extensions Act, as signed into law by the President of the United States on December 27, 2020. “Closing Indebtedness” means the Indebtedness of the Company and Abacus as of the Closing, which amount, for the avoidance of doubt, is to be expressed as a positive number. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Company Material Adverse Effect” means any fact, circumstance, condition, event, development, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, capitalization, operations, results of operations, properties, assets, liabilities or condition (financial or other) of the Company or Abacus, taken as a whole, but excluding any such effect to the extent resulting from or arising out of: (i) changes in general political, economic or securities or financial market conditions (including general changes in interest rates or equity prices); (ii) any matter affecting the life and health insurance industries in which the Company or Abacus participates generally; (iii) any change or proposed change in GAAP, SAP or applicable Law; (iv) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; or (v) the public

- 5 - announcement of the transactions contemplated hereby; except in the case of clauses (i) through (iv), to the extent such changes or effects affect the Company in a materially disproportionate manner relative to such other participants in the businesses and industries in which the Company operates, or (b) a material adverse effect on the ability of Parent or Seller to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. “Company Statutory Earnings” means an amount equal to the net income of the Company as set forth on Line 35, Column 1, Page 4 (“Summary of Operations”) of the audited annual statutory financial statement of the Company for the calendar year ended on December 31, 2023 as filed with the Insurance Regulator in the Company’s domiciliary jurisdiction, minus the Net Investment Income Adjustment. The line, column, and page references are based on the Company’s 2020 annual statement and shall be such corresponding line, column, and page number of the Company’s 2023 annual statement. An example calculation of Company Statutory Earnings using 2020 data is included on Annex G. “Computer Programs” means currently existing and available prior versions retired since January 1, 2018 of (i) computer programs or other Software owned or used by or licensed to the Company or Abacus, including all object code and all source code other than open source code, all executables and run books (and related Contracts with escrow agents), (ii) Software databases, including structures, format, procedures and associated documentation for the organization, storage and sorting of information, to the extent developed by or licensed to or used by the Company or Abacus, (iii) parameter settings and configuration settings with respect to the items described in each of (i)-(ii), (iv) available descriptions, specifications, flow-charts, templates, maps and any other work product used to design, plan, organize and develop each of (i)–(ii), to the extent developed by or licensed to or used by the Company or Abacus, and (v) documentation, including design and development artifacts, test data and scripts, user manuals, system documentation, operations manuals/instructions and training materials, relating to each of (i)–(iv). “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement among Buyer, the Company and SSL, dated August 13, 2020, as amended on March 23, 2021. “Court” means any court or arbitration tribunal of the United States, any domestic state, any foreign country and any political subdivision or agency thereof. “Data Input Inaccuracies” means inaccuracies or omissions in (i) the inputting of factual data, including data (and omission of data) relating to the inventory of insurance policies in force, the terms of such policies or contracts, the relevant information related to the owners or insureds of such insurance policies, the Reserves, the Investment Assets held by the Company or Abacus or insurance policies and transactions related thereto, or (ii) the coding, compilation or aggregation of such factual data, in either case other than omissions in the factual data inputs resulting from reasonable judgments made by an actuary or other financial professional as to the scope of factual data inputs (or omissions of factual data inputs). “Deferred Tax Asset” means, as of any date of determination, the gross deferred tax assets, reduced by any statutory valuation allowances and any nonadmitted deferred tax assets, of the Company as of such date as would be reported in footnote 9.A.1. in the Notes to Financial Statements in the National Association of Insurance Commissioners statement blank used to

- 6 - prepare the Company’s balance sheet in the most recent statutory financial statement filed by the Company with the Wisconsin Office of the Commissioner of Insurance. “Deferred Tax Loss” means, as of any date of determination, the deferred tax liabilities of the Company as of such date as would be reported in footnote 9.A.1. in the Notes to Financial Statements in the National Association of Insurance Commissioners statement blank used to prepare the Company’s balance sheet in the most recent statutory financial statement filed by the Company with the Wisconsin Office of the Commissioner of Insurance. “Developer” means Realized Solutions Inc., a Connecticut corporation. “Earn-Out End Date” means December 31, 2023. “Employee” means any employee of the Company or Abacus. “Employee Plan” means a written or unwritten plan, policy, program, agreement or arrangement, whether covering a single individual or a group of individuals, sponsored, maintained or contributed to by the Company or any ERISA Affiliate, which provides benefits or compensation to or on behalf of Employees, or any of their beneficiaries, dependents, spouses or other family members, that is (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or arrangement, or (iii) any other employment, severance, deferred- compensation, retirement, welfare-benefit, bonus, retention, termination, change in control, incentive or fringe benefit plan, policy, program, agreement or arrangement. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means an entity (whether or not incorporated) required to be treated as a single employer with the Company or Abacus under Section 414 of the Code. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Employees” means . “Excluded Employee Liabilities” means all Liabilities (including for Taxes) in respect of Excluded Employees arising out of or in connection with (i) any payments, compensation, benefits or entitlements that Parent or any of its Affiliates owes or is obligated to provide, whether currently, prospectively or on a contingent basis, with respect to any current or former Employee that is an Excluded Employee, including wages, other remuneration, holiday or vacation pay, bonus, severance pay (statutory or otherwise), commissions, post-employment medical or life obligations, pension contributions, insurance premiums, and Taxes, (ii) under, or with respect to, ERISA, the U.S. Worker Adjustment and Retraining Notification Act, Section 4980 of the Code, or any labor or similar applicable law, that are incurred, accrued or arise prior to, or in connection with, the Closing, including any Taxes imposed under Sections 3101, 3111 or 3301 of the Code, whether or not yet required to be paid or recognized, (iii) any Employee Plan or (iv) the employment, transfer or termination of employment.

- 7 - “Excluded Liabilities” means all Liabilities in respect of (i) Indemnified Taxes, (ii) Excluded Employee Liabilities, (iii) any Reorganization and any ownership or operation of any Person that was a Subsidiary of the Company prior to the date hereof, (iv) any Security Breach at the Company or Abacus or at a third party service provider (including any third-party administrators) to which the Company or Abacus provides or has ever provided Personal Information or other confidential information that is known to have occurred on or prior to the Closing Date, whenever or however arising, including any Security Breach identified in the Parent Disclosure Schedule, (v) the FCE and RSA Liabilities or any Proceedings or Orders set forth or required to be set forth on Section 3.15 of the Parent Disclosure Schedule, or any other Action, fine or penalties by or imposed by any Governmental Authority against Buyer or its Affiliates (including the Company and Abacus following Closing) relating to acts, omissions, or occurrences by the Company or Abacus or their representatives occurring prior to Closing, (vi) the Reinsurance Transactions Excluded Liabilities and (vii) any claim that the PolicyPro Software or its intended use infringes or misappropriates the intellectual property or other proprietary rights of any other Person or any other claim or dispute against the Company or Abacus (or, following the Closing, Buyer or its Affiliates) in connection with or challenging the ownership of or right to use the PolicyPro Software and all related pre-existing works therein and other deliverables under the Software Agreements. “FCE and RSA Liabilities” means any and all awards, judgments, fines, penalties, expenses, interest and other costs imposed, relating to (i) the litigation between the Company and its Affiliates and FCE Benefits Administrators, Inc. pending in the United States District Court, Northern District of Texas, Dallas Division and disclosed on Section 3.15 of the Parent Disclosure Schedule, or (ii) the Regulatory Settlement Agreement, including any failure to materially comply with the terms thereof. “Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing. “Financial Statements” means, collectively, the Statutory Statements and the Consolidated Statements. “GAAP” means generally accepted accounting principles consistently applied. “Governmental Approval” means any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority. “Governmental Authority” means any governmental agency or authority of the United States, any domestic state, any foreign country and any political subdivision or agency thereof, including any administrative agency, board or commission. “IAIC” means Independence American Insurance Company, a Delaware corporation. “Indebtedness” means, without duplication, the Company’s and Abacus’ (i) outstanding indebtedness for borrowed money and all obligations represented by or owed under bonds, notes, debentures, loan agreements, reimbursement agreements or other similar instruments and debt securities, including accrued interest and prepayment premiums, penalties and breakage fees

- 8 - related thereto, (ii) obligations (including breakage costs and termination payments) payable under interest rate protection agreements, swaps, hedges or other instruments, (iii) all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or any non-compete payments, (iv) all indebtedness secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (v) deferred revenue, (vi) self-insurance accruals, (vii) all Liabilities with respect to accrued but unpaid bonus payments, accrued or owed by the Company as of the Closing in respect of any performance period (or portion thereof) prior to and up to the Closing, together with the employer portion of any Taxes arising therefrom, to the extent not included in the Transaction Expenses, (viii) all Liabilities with respect to accrued but unused vacation time, flexible time-off and sick pay to which any Employee is entitled pursuant to the policies applicable to such Employee immediately prior to the Closing, (ix) all obligations with respect to the net current Tax liabilities of the Company that are allocable to any taxable year (or portion thereof) ending on (and including), or prior to, the Closing Date (treating for purposes of this Agreement the taxable year of the Company that includes the Closing Date as closing on (and including) the Closing Date), and (x) guarantees of any of the foregoing. “Indemnified Taxes” means, except to the extent taken into account in determining the Purchase Price as finally determined pursuant to Section 2.5, (a) any and all Taxes imposed on or with respect to the Company or Abacus for any Pre-Closing Tax Period, (b) Taxes of any other Person for which the Company or Abacus becomes liable (i) as the result of being a member of an affiliated, combined, unitary, consolidated or similar group, (ii) as a transferee or successor, by contract or otherwise or (iii) under any Tax allocation, Tax sharing, Tax indemnity or similar agreement (excluding any commercial agreement entered into in the ordinary course of business and not primarily relating to Taxes), in each case of clauses (i)-(iii), as a result of a relationship or arrangement in existence prior to the Closing Date, (c) Taxes attributable to any increase in the transition amount under section 13517(c)(3) of the Tax Cuts and Jobs Act, P.L. No. 115-97 as a result of any Tax adjustment to such amount after the date hereof, and (d) Transfer Taxes. For purposes of this Agreement, whenever it is necessary to determine the portion of any Taxes imposed on or with respect to the Company or Abacus for the Straddle Period, the amount of any real property, personal property or similar ad valorem Taxes which are imposed on a periodic basis shall be determined ratably on a per diem basis, and the amount of any other Taxes that are allocable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books of the Company or Abacus as of the Closing Date and, to the extent relevant, in accordance with the provisions of Treasury Regulations Section 1.1502-76(b)(1)(ii)(A) and (B) (and similar provisions of state, local or non-U.S. Law). “Independent Producer” means any Person, other than the Company, Abacus or any Employee, engaged in the solicitation, negotiation, effectuation, marketing, sale or placement of any insurance policy underwritten by the Company or of any other products or services marketed, sold or provided by the Company or Abacus. “Insurance Contract” means any contract or policy of insurance or reinsurance, binder, slip, endorsement or certificate, and forms with respect thereto, including any life, health, accident and disability insurance policy and any other insurance policy or insurance contract or certificate, in each case issued, reinsured or assumed by the Company.

- 9 - “Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction. “Intellectual Property” means, on a worldwide basis, any or all of the following: (i) trademarks, service marks, trade dress, and other indicia of source, and any pending applications and registrations therefor now or hereafter in force, and all goodwill related thereto; (ii) trade names, corporate names, assumed names or fictitious names and any registrations or foreign qualifications therefor now or hereafter in force; (iii) domain names and any registrations therefor now or hereafter in force, including access to the codes necessary to transfer such domain registrations; (iv) copyrights and any registrations or applications therefor now or hereafter in force; (v) intellectual property rights with regard to the Computer Programs; (vi) patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues thereof now or hereafter in force; (vii) know-how and trade secrets under applicable Law; and (viii) in each case, all administrative and legal rights arising therefrom and relating thereto. “Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks, partnership, membership or joint venture interests, and all other equity interests, certificates issued by or interests in trusts, derivatives, or other assets acquired for investment purposes. “IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment owned, leased or licensed by the Company or Abacus. “Knowledge” means, with respect to Parent or Seller, the actual knowledge, after reasonable inquiry, of those Persons listed in Section 1.1(a) of the Parent Disclosure Schedule, and, with respect to Buyer, the actual knowledge, after reasonable inquiry, of those Persons listed in Section 1.1(a) of the Buyer Disclosure Schedule. “LA County Policies” means all insurance policies or related business issued by the Company that are described on Annex B. “LA County Policies Excess Loss” means any excess loss in respect of the LA County Policies, determined and calculated in accordance with Annex B. “Law” means all laws, statutes, ordinances, directives, Regulations and similar mandates of any Governmental Authority, including all Orders having the effect of law in any jurisdiction. “Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

- 10 - “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind. “Material Independent Producers” means the ten (10) largest Independent Producers (determined by reference to gross premium volume on Insurance Contracts placed by such Independent Producers in aggregate for the (i) six (6) months ended June 30, 2021, and (ii) the twelve (12) months ended December 31, 2020 and December 31, 2019) that have produced at least 80% of the Company’s business in each of such period. “NAIC” means the National Association of Insurance Commissioners. “Net Investment Income Adjustment” has the meaning set forth in Annex G. “Non-Guaranteed Elements” means cost of insurance charges, loads and expense charges, credited interest rates, discretionary bonus features, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, retrospective bonuses, and any other unspecified premiums, features or charges that the Company can unilaterally change, each as applicable under the Insurance Contracts. “Order” means any binding judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority. “Organizational Documents” means, with respect to any Person, the certificate of incorporation, bylaws, certificate of organization, operating agreement or other applicable organizational documents of such Person. “Parent Disclosure Schedule” means the Parent Disclosure Schedule delivered by Parent to Buyer concurrently with the execution of this Agreement. “Parent Voting Matters” means, collectively, the approval of (i) the transactions contemplated hereby, and (ii) any other matters required by applicable Law to be approved or adopted by the Stockholders to effect the transactions contemplated hereby. “Permits” mean all franchises, authorizations, consents, approvals, licenses, registrations, certificates, Orders, permits or other rights and privileges issued by any Governmental Authority. “Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien with respect to amounts not yet due which do not interfere in any material respect with the conduct of the Business of the Company or Abacus as it is currently conducted; (ii) Lien related to deposits required by applicable Law to be made to any Insurance Regulator; or (iii) Lien for Taxes, assessments or other governmental charges not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves are set forth in the financial statements of the Company and Abacus. “Person” means an individual, corporation, partnership, association, trust, estate, unincorporated organization, limited liability company or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

- 11 - “Personal Information” means any of the following categories of information, in any format whether written, electronic, or otherwise: (i) any “nonpublic personal information” as such term is defined under Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any personally identifiable information in the possession of or applicable to the Company that is protected by applicable Law related to data security and privacy, such as the following identifiers to the extent protected by applicable Law: name, signature, address, social security number, telephone number or other unique identifier, (iii) information in the possession of or applicable to the Company that can be used to authenticate an individual that is protected by applicable Law related to data security and privacy, such as the following identifiers to the extent protected by applicable Law: including passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers, or (iv) any “protected health information” in the possession of or applicable to the Company as such term is defined under the Health Insurance Portability and Accountability Act of 1996, as amended and the rules and regulations issued thereunder. “PolicyPro Software” means all Software Programs, Covered Software and Deliverables (each as defined in the Software Agreements), including for the platform referred to as “PolicyPro” and “MNL Customer Portal” and other commonly used names to describe the same, under the Software Agreements. “Post-Closing Tax Period” means any taxable period or portion of a taxable period that is not a Pre-Closing Tax Period. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period through the end of the Closing Date determined in accordance with Section 8.2. “Proceeding” means any legal, administrative, arbitral or other proceeding, suit, claim, investigation, demand, complaint, hearing, dispute or other action by or before any Governmental Authority, mediator or arbitrator. “Prorated Portion” means the percentage derived by dividing (a) the amount by which Company Statutory Earnings exceed $15,250,000 by (b) $1,250,000. “RBC Ratio” means with respect to the Company as of any date of determination the ratio of its “total adjusted capital” as defined in Wis. Admin. Code § Ins 51.01(23) as in effect on the date of determination and calculated in accordance with the Specified Accounting Principles over its Authorized Control Level RBC. “Regulation” means any rule, regulation, policy or interpretation (regarding such rule, regulation or policy) of any Governmental Authority. “Regulatory Settlement Agreement” means that certain Regulatory Settlement Agreement by and among the Company and the states and other jurisdictions party thereto, executed by the Company on June 25, 2020.

- 12 - “Reinsured Business Statutory Earnings” means, for any calendar year, the amount calculated pursuant to Annex F. “Reinsurance Transactions Excluded Liabilities” means (i) all extra-contractual Liabilities relating to the business covered under the SSL Reinsurance Agreement or the IAIC Reinsurance Agreement, including for consequential, exemplary, punitive, compensatory, special, statutory or regulatory damages (or fines, penalties, forfeitures or similar charges of a penal or disciplinary nature) or any other form of extra-contractual damages or liability arising from any alleged or actual act, error or omission (whether or not intentional, in bad faith or otherwise) of either ceding company thereunder, their respective Affiliates, or Parent and any of its Affiliates (including the Company and Abacus before Closing) including relating to (a) the marketing, underwriting, production, sale, issuance, cancellation or administration (through any third party administrator or otherwise) of such reinsured business, (b) the investigation, defense, trial, settlement or handling of claims, benefits or payments arising out of, under or with respect to such reinsured business, (c) the failure to pay, or the delay in payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with such reinsured business or errors in calculating or administering the payment of, benefits, claims or any other amounts due or alleged to be due under or in connection with such reinsured business, (d) any ex-gratia payment made with respect to such reinsured business, (e) the failure of any such reinsured business to comply with the requirements of applicable Law or to provide the purchaser, policyholder, account holder or other holder or intended beneficiaries thereof with Tax treatment under the Code that is the same as or more favorable than the Tax treatment under the Code, (ii) any costs of the Company to establish and maintain one or more trust accounts pursuant to SSL Reinsurance Agreement or the IAIC Reinsurance Agreement, or in respect of any security account, control account or similar accounts relating to the business reinsured under the SSL Reinsurance Agreement or the IAIC Reinsurance Agreement, (iii) any costs or expenses in incurred by the Company in any enforcing any of its rights or any obligations of the applicable counterparty under the SSL Reinsurance Agreement or the IAIC Reinsurance Agreement, (iv) any Liability or losses other than arising from the reinsured business that are assumed, suffered or incurred by the Company under the SSL Reinsurance Agreement or the IAIC Reinsurance Agreement, and (v) any negative Reinsured Business Statutory Earnings; provided however, that the Reinsurance Transaction Excluded Liabilities will not include any Liabilities which directly arise from and after the Closing Date out of the failure of the Company or Buyer to comply with (1) the applicable reinsurance treaties relating to the foregoing (unless such failure is due to any breach of obligation by Parent or its Affiliates) or (2) applicable Law. “Representatives” means, with respect to any Person, its officers, managers, employees, investment bankers, attorneys, accountants, financial or other advisors or other agents. “Reserves” means all reserves and other liabilities for claims, benefits, losses (including incurred but not reported losses and losses in the course of settlement), expenses and unearned premium arising under or in connection with an Insurance Contract. “SAP” means, with respect to any regulated insurance company, the statutory accounting practices prescribed by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such company is domiciled, consistently applied.

- 13 - “SEC” means the Securities and Exchange Commission. “Schedules” means collectively the Parent Disclosure Schedules and the Buyer Disclosure Schedules. “Security Breach” means any actual or reported (i) loss or misuse (by any means) of Personal Information, (ii) unauthorized access to any IT System that compromises the privacy or security of Personal Information, (iii) inadvertent, unauthorized and/or unlawful processing of Personal Information, or (iv) other act or omission that compromises or may compromise the security, confidentiality or integrity of Personal Information or the security or operation of any IT System. “Seller Party” means Parent, Seller and any of their Affiliates that is or will be a party to a Transaction Document; provided, however, that none of the Stockholders will be a Seller Party hereunder. “Software” means all computer software, including but not limited to application software, system software, firmware, middleware, mobile digital applications, application programing interfaces (APIs) and other software interfaces, software development kits (SDKs), assemblers, applets, compilers and binary libraries including all source code and object code versions and materials pertaining thereto of any and all of the foregoing, in any and all forms and media, and all related documentation. “Software Agreements” means collectively, (i) that certain Master Services Agreement, dated August 15, 2016, by and between the Company and the Developer, (ii) that certain Software Development Agreement, dated June 27, 2018, by and between the Company and the Developer, (iii) that certain Software Maintenance Agreement effective July 1, 2021 by and between the Company and the Developer, and (iv) any other agreements between the Company and the Developer in respect of Software, corrections, improvements, updates and releases thereof. “Specified Accounting Principles” means the principles, practices and methodologies set forth on Annex C. “SSL” means Standard Security Life Insurance Company of New York, a New York domiciled insurance company. “SSL Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of April 14, 2021, by and among Parent, Seller and Reliance Standard Life Insurance Company. “Straddle Period” means any taxable period beginning before and ending after the Closing Date. “Subsidiary” with respect to any Person, means any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, directly or indirectly, greater than 50% of the capital stock or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture, limited liability company or other legal entity or to vote as a general partner thereof.

- 14 - “Tax” or “Taxes” means any federal, state, local or non-U.S. income, excise, environmental, capital stock, profits, social security (or similar), disability, registration, value added, estimated, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes or assessments of any kind whatsoever, together with all interest, fines, penalties or additions imposed by any taxing authority (domestic or foreign) on such entity. “Tax Returns” means all returns, declarations, reports, and information statements and returns required or permitted to be filed with a Governmental Authority relating to Taxes, including, but not limited to, original returns and filings, amended returns, claims for refunds, and information returns (federal, state, foreign, municipal or local), and any schedules attached to any of the foregoing. “TPA Audit” means one or more audits performed by one or more third parties engaged by Buyer following Closing with respect to any of the third party administrators of the Company that were acting as third party administrators of the Company on or prior to the Closing Date. “Transaction Documents” means this Agreement, the Transition Services Agreement and such other instruments and agreements required by this Agreement to be executed and delivered hereunder. For the avoidance of doubt, the SSL Stock Purchase Agreement, the SSL Reinsurance Agreement and the IAIC Reinsurance Agreements will not be deemed Transaction Documents hereunder. “Transaction Expenses” means the sum, without duplication, of the following and to the extent not included in Indebtedness: (i) all fees and expenses incurred or payable by or on behalf of the Company or Abacus which are incurred by or on behalf of the Company or Abacus prior to, and remain unpaid at, the Closing in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, regulatory or consent fees, consulting, finders and all other fees and expenses (in each case whether or not billed or invoiced prior to the Closing); (ii) any unpaid bonus, retention, change-in-control, transaction or similar payment obligations, or any severance payments, of the Company or Abacus to any Person resulting from, or in connection with, the transactions contemplated hereby or any commitment made prior to the Closing by the Company or Abacus to make any bonus, retention, change-in- control, transaction or similar payments to any Person (regardless of when payment is due); (iii) all unpaid Transaction Payroll Taxes related to the payment Transaction Expenses described in clause (ii) above; (iv) all unpaid Transfer Taxes, and (v) the cost of purchasing the tail policy referred to in Section 5.11, all to the extent not otherwise unaccrued. For purposes of clarity, “Transaction Expenses” shall be calculated prior to giving effect to any payment of such amounts by or on behalf of Parent, Seller, the Company, Abacus or Buyer in connection with or following the Closing. “Transaction Payroll Taxes” means the employer portion of any payroll or similar Taxes, including employment insurance contributions and premiums incurred by the Company prior to the Closing in connection with any bonuses, retention, change-in-control or similar payments in connection with the transactions contemplated hereby, and any employment taxes due from the

- 15 - Company on or after the Closing Date resulting from exercise of options or stock appreciation rights that the Employees have as of the Closing Date. “Transfer Taxes” means all sales, use, transfer, valued added, goods and services, gross receipts, excise, conveyance, documentary, stamp duty, recording, registration and other similar Taxes, charges and fees (including any penalties, interest and additions to Tax) incurred in connection with the Transactions, whether payable by Parent, Seller, the Company, Abacus or Buyer. “Transition Services Agreement” means the Transition Services Agreement by and between Buyer and Parent to be entered into at Closing pursuant to Section 5.23. “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time. “Unclaimed Property Matter” means any and all matters to the extent arising out of or reflecting (i) the use or non-use of the Social Security Death Master File in the administration of the Insurance Contracts, (ii) amounts of unclaimed property or escheat obligations relating to the Insurance Contracts, the Company or Abacus, including, without limitation, in respect of unclaimed life insurance or other benefits and amounts payable to beneficiaries or any other Persons under the Insurance Contracts or otherwise or (iii) any audit or investigation by or on behalf of any Governmental Authority or third party relating to the foregoing. 1.2 Table of Defined Terms. Terms that are not defined in Section 1.1 have the meanings set forth in the following Sections: Abacus ........................................................................................................... Recitals Abacus Membership Interests ....................................................................... Recitals Abacus Purchase Date ................................................................................... 3.3(d) Accounting Arbitrator ................................................................................... 8.7(b) Acquired Business ......................................................................................... 5.10(c)(ii) Adjustment Report ........................................................................................ 2.5(c)(v) Agreed Allocation ......................................................................................... 8.7(b) Agreement ..................................................................................................... Preamble Alternative Transaction ................................................................................. 5.14(b) Assumed Reinsurance Contracts ................................................................... 3.12(b) Audited Financials Delivery Date ................................................................. 5.22 Buyer ............................................................................................................. Preamble Buyer 401(k) Plan ......................................................................................... 5.12(b) Buyer’s Allocation ........................................................................................ 8.7(b) Buyer Indemnified Persons ........................................................................... 9.2(a) Ceded Reinsurance Contracts ....................................................................... 3.12(a) Closing .......................................................................................................... 2.2 Closing Date .................................................................................................. 2.2 Closing Payment ........................................................................................... 2.4(b)(i) Closing Statement ......................................................................................... 2.5(b) COBRA ......................................................................................................... 5.12(f)

- 16 - Company ....................................................................................................... Recitals Company 401(k) Plan ................................................................................... 5.12(b) Company Actuarial Analyses ........................................................................ 3.26 Company Employee Plan .............................................................................. Company Intellectual Property Rights .......................................................... 3.16(a) 3.20(a) Company Real Property Leases .................................................................... 3.18(a) Competing Business ...................................................................................... 5.10(a) Condition Satisfaction ................................................................................... 2.2 Confidential Information ............................................................................... 5.2(b) Consolidated Statements ............................................................................... 3.9(b) Continuing Employee ................................................................................... 5.12(a)(i) Deductible ..................................................................................................... 9.3(a) Definitive Consent Statement ....................................................................... 5.3(e) Delaware Court ............................................................................................. 10.12(a) Dispositions ................................................................................................... Recitals Dispute Notice ............................................................................................... 2.5(c)(ii) Distribution Recovery Right ......................................................................... 5.18(b) Earn-Out Payment ......................................................................................... 2.6(b) Effective Time ............................................................................................... 2.2 Effective Time ............................................................................................... 3.17(a) Enforceability Exceptions ............................................................................. 3.5 Environmental Laws ..................................................................................... 3.22(c)(i) Environmental Permits .................................................................................. 3.22(c)(ii) Estimated Closing Statement ........................................................................ 2.4(a) Final Closing Payment .................................................................................. 2.5(b) Fundamental Representations ....................................................................... 9.1 Hazardous Substances ................................................................................... 3.22(c)(iii) HSR Act ........................................................................................................ 3.6(b) IAIC Reinsurance Agreement ....................................................................... 5.20 Indemnifiable Loss ........................................................................................ 9.4(c) Indemnitee ..................................................................................................... 9.4(a) Indemnitor ..................................................................................................... 9.4(b) Indemnity Payment ....................................................................................... 9.4(d) Independent Accounting Firm ...................................................................... 2.5(c)(iv) Intercompany Agreements ............................................................................ 3.23(a) Interested Party ............................................................................................. 3.23(c) Investment Asset Report ............................................................................... 5.17 Investment Guidelines ................................................................................... 3.25(b) Key Employees ............................................................................................. Recitals Leased Real Property .................................................................................... 3.18(a) Material Contracts ......................................................................................... 3.7(a) Most Recent Statutory Statement .................................................................. 3.9(a) New Employment Arrangements .................................................................. Recitals Outside Date .................................................................................................. 7.1(b) Parent ............................................................................................................ Preamble Parent Board .................................................................................................. Recitals

- 17 - Parent Common Stock .................................................................................. 3.3(e) Parent Indemnified Persons .......................................................................... 9.2(c) Preliminary Consent Statement ..................................................................... 5.3(e) Pro Forma Closing Statement ....................................................................... 2.4(a) Purchase Price ............................................................................................... 2.1 RBC Reports ................................................................................................. 3.9(d) Recourse Distribution ................................................................................... 5.18(b) Reinsurance Contracts ................................................................................... 3.12(b) Release .......................................................................................................... 3.22(c)(iv) Reorganizations ............................................................................................. 3.4(a) Required Governmental Authorizations ....................................................... 3.6(b) Review Period ............................................................................................... 2.5(c)(i) Scheduled Company Intellectual Property .................................................... 3.20(a) Section 338(h)(10) Election .......................................................................... 8.7(a) Seller ............................................................................................................. Preamble Shareholder Approval ................................................................................... 5.3(e) Shares ............................................................................................................ Recitals SSL Reinsurance Agreement ........................................................................ 5.20 Statutory Statements ..................................................................................... 3.9(a) Stockholder ................................................................................................... Recitals Survival Period .............................................................................................. 9.1 Tax Agreement .............................................................................................. 3.19(f) Tax Claim ...................................................................................................... 8.4 Third-Party Claim ......................................................................................... 9.4(e) Voting Agreement ......................................................................................... Recitals WARN .......................................................................................................... 3.17(d) WARN Acts .................................................................................................. 3.17(d) ARTICLE II. PURCHASE AND SALE 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, Parent agrees to cause Seller to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Shares, free and clear of any Liens, for an aggregate purchase price (the “Purchase Price”) in cash equal to (i) the Base Price, as adjusted pursuant to Section 2.4 and Section 2.5, and (ii) the contingent right to receive the Earn-Out Payment that may become payable as provided in Section 2.6; provided that, upon written notice to Parent prior to the Closing Date, Buyer may assign its right to receive the Shares to any Affiliate of Buyer by designating such Affiliate in such notice. 2.2 Closing. The closing of the purchase and sale of the Shares and other transactions contemplated by this Agreement (the “Closing”) shall take place by mutual exchange of electronic transmission of documents and instructions at 10:00 a.m., Eastern time, on the later of (i) the first Business Day of the calendar quarter immediately following the calendar quarter in which all the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such

- 18 - conditions at the Closing) in accordance with this Agreement (the “Condition Satisfaction”), and (ii) the first Business Day following the twentieth (20th) calendar day following the date on which the Definitive Schedule 14C was mailed to the Parent stockholders; provided, however, that if the Closing would otherwise occur on the date specified in the foregoing (i), if the Condition Satisfaction occurs less than thirty (30) days prior to the end of a calendar quarter, then, at Buyer’s sole option, the Closing shall take place on the first Business Day of the second calendar quarter immediately following the calendar quarter in which the Condition Satisfaction occurs, in each case provided that all conditions set forth in Article VI are satisfied or waived at the Closing, provided; further, that in each case the Closing shall not occur before January 1, 2022, unless another date, time or place is agreed to in writing by the parties hereto. Upon the occurrence of the Closing, the date and time that the Closing shall become effective shall be 12:00:01 a.m., Eastern Time, on the date on which the Closing occurs (such date and time are herein referred to as the “Closing Date”). The Closing shall, for purposes of preparing the Estimated Closing Statement and Closing Statement, and calculating all amounts required to be calculated therein, be deemed effective as of 12:00:01 a.m., Eastern Time, on the first calendar day of the month in which the Closing occurs, and such date and time are herein referred to as the “Effective Time”. 2.3 Closing Deliveries. (a) At the Closing, Parent shall deliver or cause to be delivered to Buyer: (i) certificates representing the Shares, duly endorsed in blank or accompanied by sufficient instruments of transfer and bearing all requisite stock transfer stamps; (ii) counterparts of each Transaction Document other than this Agreement to which a Seller Party is a party, duly executed by such Seller Party; (iii) a duly executed “certificate of non-foreign status”, in a form reasonably acceptable to Buyer, that complies with the requirements of the Treasury Regulations under Section 1445(b)(2) of the Code; (iv) a certificate of an officer of Parent and Seller executed by authorized senior officers of Parent and Seller, dated as of the Closing Date, certifying as to Parent’s and Seller’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b) and the satisfaction of the other condition set forth in Section 6.2; (v) a certificate of an officer of Parent in the form reasonably acceptable to the Buyer executed by an authorized senior officer of Parent, dated no more than five (5) days prior to the Closing Date, setting forth the true, accurate and complete information required to be listed on Section 3.17(a) of the Parent Disclosure Schedule, but updated as of the date of such certificate; (vi) a certificate of good standing or equivalent certificate from the applicable jurisdiction of incorporation or formation of the Company and Abacus; (vii) resignations of those directors, managers and officers of the Company and Abacus designated by Buyer prior to Closing as of the Effective Time;

- 19 - (viii) two (2) originally signed copies of IRS Form 8023, with attached schedules as required, containing all information required by the IRS with respect to each shareholder (as defined in the Treasury Regulations) of the Company and Abacus, and signed by Parent and its appropriate Affiliates in accordance with the IRS instructions to such form; (ix) evidence reasonably satisfactory to Buyer demonstrating that the Company is in direct possession of or has access through an escrow arrangement to the source code and object code of the PolicyPro Software and all deliverables set forth in the Software Agreements; and (b) At the Closing, Buyer shall make the payments and contributions contemplated by Section 2.4 and also deliver or cause to be delivered to Parent: (i) counterparts of each Transaction Document other than this Agreement to which Buyer is a party, duly executed by Buyer; (ii) a certificate of Buyer duly executed by an authorized senior officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b); (iii) a certificate of good standing from the applicable jurisdiction of incorporation or formation of Buyer; and (iv) two (2) original counterpart signatures to the IRS Form 8023 referenced in Section 2.3(a)(viii) above. 2.4 Payment at Closing. (a) No later than ten (10) Business Days prior to the anticipated Closing Date, Parent shall cause to be prepared and delivered to Buyer a statement (the “Estimated Closing Statement”) consisting of (i) an estimated balance sheet of the Company as of the Effective Time, prepared in accordance with the Specified Accounting Principles and taking into account the transactions contemplated by this Agreement that are to occur at or immediately prior to the Closing, (ii) a good faith estimated calculation (in reasonable detail) of the amount of the Adjusted Statutory Book Value as of the Effective Time, Closing Indebtedness and Transaction Expenses each as of the Closing Date, derived from such estimated balance sheet, and (iii) the amount of any adjustment to the Base Price to arrive at the Closing Payment pursuant to Section 2.4(b). The Estimated Closing Statement shall be (i) in the same format as set forth in Annex D (the “Pro Forma Closing Statement”); (ii) accompanied by work papers and other supporting documentation with respect to the calculation of the amounts set forth thereon; and (iii) accompanied by a written certificate of the chief financial or accounting officer of Parent certifying that the Estimated Closing Statement (x) was prepared in good faith, (y) is derived from the Books and Records, and (z) was prepared in accordance with the Specified Accounting Principles and this Section 2.4. If Buyer believes that the Estimated Closing Statement (including any amount or computation set forth therein) contain errors, deviates from the Pro Forma Closing Statement or was not prepared in accordance with the Specified Accounting Principles or this Section 2.4, Buyer may, on or prior to the second (2nd) Business Day prior to the anticipated Closing Date, deliver a notice to Parent

- 20 - setting forth, in reasonable detail, each such disputed item or amount and the basis for Buyer’s disagreement therewith, and for the period from Parent’s receipt of such notice to the Closing Date, the parties shall cooperate in good faith to resolve any such disputes and agree upon a revised Estimated Closing Statement. (b) In addition to the deliveries contemplated by Section 2.3, at the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to (i) the Base Price, plus (ii) any Adjusted Statutory Book Value Surplus, minus (iii) any Adjusted Statutory Book Value Deficit, minus (v) the Closing Indebtedness (without duplication of amounts that are specific components of, and cause a reduction to, Adjusted Statutory Book Value as of the Effective Time), minus (vi) any Transaction Expenses (without duplication of amounts that are specific components of, and cause a reduction to, Adjusted Statutory Book Value as of the Effective Time) (the “Closing Payment”). 2.5 Post-Closing Payment. (a) In the event that the Final Closing Payment as finally determined pursuant to subsections (b) and (c) of this Section 2.5 is greater than the Closing Payment, Buyer shall pay Seller an amount in cash equal to the difference within five (5) Business Days after the final determination thereof. In the event that the Final Closing Payment as finally determined pursuant to subsections (b) and (c) of this Section 2.5 is less than the Closing Payment, Seller shall, and Parent shall cause Seller to, pay Buyer an amount in cash equal to the difference within five (5) Business Days after the final determination thereof. Any payments required to be made by either party pursuant to this Section 2.5(a) shall (i) be made by wire transfer of immediately available funds and (ii) include interest on the amount required to be paid at the Applicable Rate, compounded annually on the basis of a year of 365 days, from (and including) the Closing Date to (but excluding) the date such payment is made. (b) No later than one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Parent a statement (the “Closing Statement”) consisting of (i) a balance sheet of the Company as of the Effective Time, prepared in accordance with the Specified Accounting Principles and taking into account the transactions contemplated by this Agreement that are to occur at or immediately prior to the Closing, (ii) a calculation (in reasonable detail) of the amount of the Adjusted Statutory Book Value, the Adjusted Statutory Book Value Target, each as of the Effective Time, Closing Indebtedness and Transaction Expenses each as of the Closing Date, derived from such balance sheet (provided that for purposes of such calculation, the Adjusted Statutory Book Value will reflect any payment of Closing Indebtedness or Transaction Expenses made by the Company between the Effective Time and the Closing) and (iii) the items of adjustment to the Base Price to arrive at the Closing Payment pursuant to Section 2.4(b) based on the Closing Statement as of the Effective Time (the amount based thereon, the “Final Closing Payment”). The Closing Statement shall be (i) in the same format as the Pro Forma Closing Statement; (ii) accompanied by work papers and other supporting documentation with respect to the calculation of the amounts set forth thereon; and (iii) accompanied by a written certificate of the chief financial or accounting officer of the Company certifying that the Closing Statement (x) was prepared in good faith, (y) is derived from the Books and Records, and (z) was prepared in accordance with the Specified Accounting Principles and this Section 2.5. In furtherance of such preparation, Parent will make reasonably available the employees of Parent and its Affiliates to

- 21 - Buyer and Buyer’s Representatives to the extent such employees are responsible for or knowledgeable about the preparation of the Closing Statement and shall provide access to all documentation, records and other information of Parent and its Affiliates as Buyer or any of its Representatives may reasonably request to the extent reasonably relevant to the preparation of the Closing Statement; provided, that such access does not unreasonably interfere with the conduct of the business of Parent and its Affiliates. (c) (i) Parent shall have forty-five (45) days from the date on which the Closing Statement is delivered to it to review the calculations of the Adjusted Statutory Book Value, Adjusted Statutory Book Value Target, Closing Indebtedness and Transaction Expenses and the Final Closing Payment based thereon (the “Review Period”). In furtherance of such review, Buyer and the Company will make reasonably available the employees of Buyer, the Company and Abacus to Parent and Parent’s Representatives to the extent such employees are responsible for or knowledgeable about the preparation of the Closing Statement and shall provide access to all documentation, records and other information of Buyer, the Company and Abacus as Parent or any of its Representatives may reasonably request to the extent reasonably relevant to the preparation of the Closing Statement; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer, the Company or Abacus. (ii) If Parent believes that the Closing Statement (including any amount or computation set forth therein) contains errors, deviates from the Pro Forma Closing Statement or was not prepared in accordance with the Specified Accounting Principles, Parent may, on or prior to the last day of the Review Period, deliver a notice to Buyer setting forth, in reasonable detail, each such disputed item or amount and the basis for Parent’s disagreement therewith (the “Dispute Notice”). The Dispute Notice shall set forth, with respect to each disputed item, Parent’s position as to the correct amount or computation that should have been included in the Closing Statement and as to the Final Closing Payment. (iii) If no Dispute Notice is received by Buyer with respect to any item in the Closing Statement on or prior to the last day of the Review Period, the amount or computation with respect to such item as set forth in the Closing Statement shall be deemed accepted by Parent, whereupon the amount or computation of such item or items shall be final and binding on the parties. For purposes of this Section 2.5, “final and binding” shall mean that the applicable determination shall have the same preclusive effect for all purposes as a determination embodied in a final judgment, no longer subject to appeal and entered by a Court of competent jurisdiction after full and fair litigation on the merits. (iv) For a period of ten (10) Business Days beginning on the date that Buyer receives a Dispute Notice, if any, Buyer and Parent shall endeavor in good faith to resolve by mutual agreement all matters identified in the Dispute Notice. In the event that the parties are unable to resolve by mutual agreement any matter in the Dispute Notice within such ten (10) Business Day period, Buyer or Parent may engage Ernst & Young, or if Ernst & Young is unwilling or unable to serve, another accounting firm of national reputation, as mutually agreed by the parties hereto (the “Independent Accounting Firm”), to make a

- 22 - determination with respect to the matters identified in the Dispute Notice that are still in dispute. (v) Buyer and Parent will direct the Independent Accounting Firm to render a determination within sixty (60) days after its retention, and Buyer, Parent and their respective employees and agents will cooperate with the Independent Accounting Firm during its engagement. Buyer, on the one hand, and Parent, on the other hand, shall promptly (and in any event within ten (10) Business Days) after the Independent Accounting Firm’s engagement, each submit to the Independent Accounting Firm their respective computations of the disputed items identified in the Dispute Notice and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other party. Each party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission, delivered concurrently to the Independent Accounting Firm and the other party, to respond to any arguments or positions taken by the other party in such other party’s initial submission, which supplemental information shall be submitted to the Independent Accounting Firm (with a copy thereof to the other party) within five (5) Business Days after the first date on which both parties have submitted their respective initial submissions to the Independent Accounting Firm. The Independent Accounting Firm shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accounting Firm, provided that both parties are copied on all written communications and allowed to participate in all discussion with the Independent Accounting Firm. The Independent Accounting Firm shall determine, based solely on the materials so presented by the parties and upon information received in response to such requests for additional or clarifying information and not by independent review, only those issues in dispute specifically set forth in the Dispute Notice and shall render a written report to Buyer and Parent (the “Adjustment Report”) in which the Independent Accounting Firm shall, after considering all matters set forth in the Dispute Notice, determine what adjustments, if any, should be made to the amounts and computations set forth in the Closing Statement solely as to the disputed items and shall determine the appropriate Final Closing Payment on that basis. (vi) The Adjustment Report shall set forth, in reasonable detail, the Independent Accounting Firm’s determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Closing Statement, together with supporting calculations. In resolving any disputed item, the Independent Accounting Firm (i) shall be bound to the principles of this Section 2.5 and the terms of this Agreement, (ii) shall limit its review to matters specifically set forth in the Dispute Notice the basis of which are errors or failure of Buyer to prepare the Closing Statement in accordance with the Pro Forma Closing Statement and the Specified Accounting Principles and (iii) shall not assign a value to any item higher than the highest value for such item claimed by either party or less than the lowest value for such item claimed by either party. (vii) All fees and expenses relating to the work of the Independent Accounting Firm shall be shared equally by Buyer and Parent. The Adjustment Report, absent fraud,

- 23 - shall be final and binding upon Buyer, Parent and Seller, and shall be deemed a final arbitration award that is binding on each of Buyer, Parent and Seller, and no party shall seek further recourse to Courts, other tribunals or otherwise, other than to enforce the Adjustment Report or to adjudicate any fraud claims. (viii) Any adjustments pursuant to this Section 2.5 shall be reflected in the Purchase Price for all Tax purposes. 2.6 Earn-Out Payment. (a) Subject to the terms of this Section 2.6, Seller shall be eligible to receive an earn-out payment described in Section 2.6(b) if the Company achieves the statutory earnings target set forth below. Any such earn-out payment shall be calculated as of the Earn-Out End Date and payable in accordance with this Section 2.6. (b) Buyer shall provide Seller written notice of Buyer’s calculation of the following amount (the “Earn-Out Payment”) within fifteen (15) days following the date on which the Company’s audited annual statutory financial statement for the calendar year ended on December 31, 2023 is filed with the Insurance Regulator in the Company’s domiciliary jurisdiction: (i) if the Company Statutory Earnings do not exceed $15,250,000, zero; (ii) if the Company Statutory Earnings exceed $15,250,000 but are less than $16,500,000, an amount equal to the product of (y) the Prorated Portion and (z) $12,500,000; and (iii) if the Company Statutory Earnings equal or exceed $16,500,000, $12,500,000. The Earn-Out Payment, if any, will be payable to Seller by wire transfer of immediately available funds to bank account designated by Seller no later than the fifth (5th) Business Day following the notice delivered by Buyer pursuant to this Section 2.6(b). (c) Notwithstanding anything herein to the contrary, to the extent that Buyer is entitled to payment of Indemnifiable Losses under Article IX, on or prior to the Earn-Out Payment date, Buyer may deduct the amount of such Indemnifiable Losses from the Earn-Out Payment payable by Buyer to Seller up to the Earn-Out Payment. (d) Buyer shall provide its documentation in support of its calculation of the Earn-Out Payment to the Seller at the time of its notice to the Seller of its calculation delivered under Section 2.6(b), and the Seller shall have thirty (30) days from the date of receipt of such Earn-Out Payment or such notice, as the case may be, to deliver written notice of its objections to the calculation of the Earn-Out Payment, specifying in reasonable detail the basis for the objections. If Seller does not timely object, Buyer’s calculation of the Earn-Out Payment shall be binding and conclusive. If the Seller objects on a timely basis, the calculation of the Earn-Out Payment shall not be binding and conclusive, and Buyer and the Seller shall negotiate in good faith to resolve the Sellers’ objections. If Buyer and Seller resolve such objections, the amount they

- 24 - agree upon shall be final and binding, but if the objections cannot be resolved by such negotiation within thirty (30) days after Buyer’s receipt of the Seller’s objections, Buyer and Seller shall cause the calculation of the Earn-Out Payment, and all documents related thereto, to be submitted to the Independent Accounting Firm and the procedures, timelines and expense allocations set forth in Section 2.5 with respect to the resolution of the Closing Payment shall be followed to obtain final resolution of such Earn-Out Payment. (e) Any increase or decrease in the Earn-Out Payment to be paid to Seller determined pursuant to Section 2.6(d) shall be made within three (3) Business Days after such payment has been finally determined. (f) From and after the Closing until the Earn-Out End Date, (i) Buyer shall and shall cause any Affiliates of Buyer to, operate the Company in a commercially reasonable manner, and Buyer shall not take any action or inaction in bad faith with the intention of decreasing the amount of any Earn-Out Payment or impairing Buyer’s ability to make any Earn-Out Payment; provided that, except as set forth in the foregoing clause, the provisions of this Section 2.6(f) shall not (x) require Buyer or any Affiliate of Buyer (including the Company) to continue any line of business or service conducted or offered by the Company as of any date or (y) limit Buyer or any Affiliate of Buyer (including the Company) from modifying or changing any aspect of the Company’s Business. (g) Any Earn-Out Payment pursuant to this Section 2.6 shall be reflected in the Purchase Price for all Tax purposes. (h) Parent and Seller each acknowledges that the contingent right of Seller to receive the Earn-Out Payment, if any, pursuant to this Section 2.6 (i) is speculative in nature and not guaranteed; (ii) is solely a contractual right and is not a security for purposes of any federal or state securities laws (and shall confer upon Seller only the rights of a general, unsecured creditor under applicable Law); (iii) will not be represented by any form of certificate or instrument; (iv) does not give Parent or Seller any dividend rights, voting rights, liquidation rights, preemptive rights or other rights of holders of equity securities; and (v) is not assignable or otherwise transferable by Seller. ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER Except as set forth in the Parent Disclosure Schedule, Parent and Seller hereby jointly and severally represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows: 3.1 Organization and Qualification. (a) Each of Parent, Seller, the Company and Abacus is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the Law of the jurisdiction of its organization or incorporation and each (i) has all the requisite corporate or

- 25 - limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. (b) Neither the Company nor Abacus is required to be registered as an “investment company” within the meaning of the Investment Company Act and neither the Company nor Abacus is relying on the exception from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Abacus is duly licensed as an insurance producer in all jurisdictions relevant to the conduct of its Business. 3.2 Organizational Documents. Parent has made available to Buyer a true, complete and correct copy of the Organizational Documents of Parent, Seller, the Company and Abacus, each as amended. None of Parent, Seller, the Company nor Abacus is in violation of its Organizational Documents. The Organizational Documents of Parent, Seller, the Company and Abacus that have been so delivered are in full force and effect. 3.3 Capitalization. (a) The issued and outstanding capital stock of the Company consists of 60 shares of common stock, $60,000 par value per share, which constitute all of the Shares. No other equity interests or other voting securities of the Company are issued, reserved for issuance or outstanding. The Shares have been duly authorized and validly issued, fully paid and non-assessable. Seller owns beneficially and of record, and has good and valid title to, the Shares, free and clear of all Liens. Upon consummation of the transactions contemplated hereby, Seller shall, and Parent shall cause Seller to, convey to Buyer, and Buyer shall own, all of the Shares free and clear of all Liens. (b) The Shares were issued in compliance with applicable Law. The Shares were not issued in violation of the Organizational Documents of the Company or any other agreement, arrangement or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any person. (c) There are no (i) outstanding securities or obligations convertible into or exchangeable for capital stock of the Company, (ii) outstanding or authorized securities, options, warrants, call rights or other similar rights obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any capital stock in the Company or (iii) contracts or other agreements to which the Company or any of its Affiliates is a party relating to the voting, issuance, purchase, redemption, registration, repurchase, sale or transfer of any capital stock in the Company. There are no preemptive rights, rights of first refusal (other than as set forth in the Organizational Documents of the Company) or other similar rights with respect to the Shares or other interests in the Company. (d) Except as set forth in Section 3.3(d) of the Parent Disclosure Schedule, since January 1, 2018, there has been no distribution from the Company and since January 1, 2020 (the “Abacus Purchase Date”) there has been no distribution from Abacus. There are no contracts or

- 26 - other oral or written agreements in place that allow any equity owner of the Company or Abacus to withdraw any equity or capital of the Company or Abacus. (e) Each of the Stockholders is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) and/or holder of record of certain shares of common stock, par value $1.00 per share, of Parent (the “Parent Common Stock”), and each such Stockholder has the right to vote, or to cause to be voted, the shares of Parent Common Stock set forth under the heading “Shares Held of Record or Beneficially” in respect of such Stockholder on the signature page of the Voting Agreement. The vote of the Parent Common Stock held by the Stockholders in favor of the Parent Voting Matters will be sufficient to approve or adopt (i) this Agreement and the transactions contemplated hereby, and (ii) any other matters required by applicable Law to be approved or adopted by the Stockholders to effect the transactions contemplated hereby. 3.4 Subsidiaries. (a) The issued and outstanding equity interests of Abacus consist of one thousand five hundred (1,500) units, which constitute all of the Abacus Membership Interests. Except for Abacus, the Company has no Subsidiaries and, except as contemplated by the immediately following sentence, the Company has not had any Subsidiaries since January 1, 2016. Section 3.4(a) of the Parent Disclosure Schedule sets forth a description of any reorganizations since January 1, 2016 pursuant to which any former Subsidiary of the Company was contributed, distributed or transferred to any Affiliate of the Company (the “Reorganizations”). The Reorganizations were effectuated in accordance with applicable Law and the Organizational Documents of the Persons involved, and the Company has no outstanding Liabilities relating to the Reorganizations or the ownership of any former Subsidiary. (b) The Abacus Membership Interests have been duly authorized and validly issued, are fully paid and are owned beneficially and of record directly by the Company, and the Company has good and valid title to the Abacus Membership Interests, free and clear of any Liens. (c) None of the outstanding equity interests of Abacus are subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal, first offer, co-sale or participation, preemptive right, subscription right or any similar right. There are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities or contracts or obligations of any kind (contingent or otherwise) to which Abacus is a party or by which it is bound obligating Abacus to issue, deliver or sell additional shares of capital stock or other voting securities of Abacus or obligating Abacus to issue, grant, extend or enter into any such security, option, warrant, call, right, contract or obligation. Except as set forth in the Organizational Documents of Abacus, there are no (i) outstanding obligations of Abacus to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock (or options or warrants to acquire any such shares) of Abacus, or (ii) outstanding or authorized securities, options, warrants, call rights or other similar rights obligating Abacus to issue, transfer or sell or cause to be issued, transferred or sold any equity interests in Abacus. Except for Investment Assets and Abacus, the Company does not own any shares of capital stock of or other voting or equity interests (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) in any other Person.

- 27 - 3.5 Authority; Enforceability. Each of Parent and Seller has the requisite corporate power and authority to execute and deliver this Agreement, and each of Parent, Seller and each Seller Party has the requisite corporate power and authority to execute and deliver each other Transaction Document to which it is a party and each instrument required to be executed and delivered by it prior to or at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Seller of this Agreement, and of Parent, Seller and each Seller Party of each other Transaction Document and each instrument required to be executed and delivered by it prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or (with respect to Transaction Documents and instruments that will be executed and delivered after the date of this Agreement) will be, duly and validly authorized by all necessary corporate action on the part of Parent, Seller or such Seller Party no later than the Closing Date, and no other corporate or similar proceedings on the part of Parent, Seller, any Seller Party or any of their Affiliates are necessary to authorize this Agreement, any Transaction Document to which it is a party or any instrument required to be executed and delivered by it prior to or at the Closing or the consummation of transactions contemplated hereby or thereby. Each of the Transaction Documents to which Parent, Seller or any Seller Party is or will be a party have been or, with respect to the Transaction Documents to be executed and delivered at Closing, will be, duly and validly executed and delivered by Parent, Seller or such Seller Party and, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, constitute legal, valid and binding obligations of Parent, Seller or such Seller Party, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Law relating to or affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”). Parent, Seller and each Seller Party has obtained any necessary approvals from its shareholders to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Except as set forth on Section 3.5 of the Parent Disclosure Schedules, no vote or consent of the holders of any class or series of capital stock or other equity interest of Parent, Seller or the Company is necessary to approve this Agreement, any other Transaction Document or the transactions contemplated hereunder or thereunder. Parent has duly approved this Agreement, any other Transaction Document and the transactions contemplated hereunder or thereunder. 3.6 No Conflict; Required Filings and Consents. (a) Except as set forth on Section 3.6(a) of the Parent Disclosure Schedules, the execution and delivery by Parent and Seller of this Agreement, and by Parent, Seller and other Seller Parties of the other Transaction Documents to which such Person is party or any instrument required by this Agreement to be executed and delivered by Parent, Seller or any Seller Party on or prior to the Closing do not, and the performance of this Agreement, the other Transaction Documents to which such Person is a party and any instrument required by this Agreement to be executed and delivered by it on or prior to the Closing do not and will not, (i) conflict with, require a vote, consent or notice (including a vote of the holders of any class or series of capital stock or

- 28 - any other equity interest) under or violate the Organizational Documents of Parent, Seller, the Seller Parties or the Company or Abacus, (ii) with or without notice or the passage of time or both, conflict with, require a consent or notice under or violate in any material respect any Law, Permit or Order applicable to Parent, any Seller Party, the Company or Abacus or by which any of their properties, rights or assets is bound or affected, or (iii) with or without notice or the passage of time or both, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under or entitle any Person to terminate, accelerate or cause a breach or material default of, or result in the creation of any Lien upon any of the properties or assets of the Company or Abacus under, or create any right of acceleration, termination, vesting, payment, exercise, suspension, revocation or cancellation of the loss of any right or benefit under any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which the Company or Abacus is a party or which is binding upon the Company or Abacus or upon any of the assets of any of the foregoing. (b) No Governmental Approval or Filing with any Governmental Authority is required to be obtained or made by the Company, Abacus, Parent, Seller or any Seller Party in connection with the consummation of the transactions contemplated by this Agreement, except (i) for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (ii) Filings with Insurance Regulators and other Filings and approvals that, in each case of this clause (ii) are listed on Section 3.6(b) of the Parent Disclosure Schedule (the consents, approvals, Orders, authorizations, acknowledgements and Filings required under or in connection with this clause (ii), the “Required Governmental Authorizations”). 3.7 Material Contracts. (a) Section 3.7(a) of the Parent Disclosure Schedule sets forth a true and complete list of each contract, agreement, commitment, arrangement, plan, lease, license or other instrument (whether or not reduced to writing) in force as of the date hereof to which the Company or Abacus is a party or by which any of its assets are bound (and any amendments, supplements and modifications thereto), in each case, that: (i) is for the employment of, or any offer of employment to, any officer, Employee or other individual on a full-time basis, which provides for annual payments (excluding any incentive payments or commissions) in excess of $75,000; (ii) (other than Reinsurance Contracts and contracts covered by Section 3.7(a)(iii) or agreements set forth in Section 3.23 of the Parent Disclosure Schedule) provides for the provision of goods and services involving expenditures or payables in excess of $75,000 in the aggregate during the last trailing twelve months ended December 31, 2020; (iii) is with any Material Independent Producer; (iv) is a network agreement pursuant to which the Company or Abacus obtains or leases access to any provider network of a third party (but excluding, for purposes of clarification, any such networks accessed through any Employee Plan) and any customer account agreement to which the Company or Abacus derives revenues in excess of $75,000 on an annualized basis;

- 29 - (v) is a credit agreement, mortgage, loan agreement, indenture, letter of credit, swap agreement and any other agreement, in each case relating to Indebtedness or other borrowing of money or extension of credit and each agreement guaranteeing, or providing security for, Indebtedness or mortgaging, pledging or otherwise placing a Lien on the assets of the Company or Abacus; (vi) contains (A) a restriction on the ability of the Company or Abacus to solicit specified customers or prospective customers for the purchase, renewal, lapse, or amendment of an Insurance Contract, (B) a restriction on the payment of dividends in respect of the capital stock of the Company or Abacus, or (C) covenants limiting in any way the freedom of the Company or Abacus to compete in any line of business or in the marketing, selling or administration of any Insurance Contract and which is not terminable on ninety (90) days’ notice or less by the Company or Abacus without restriction, liability or penalty, in each case that would be legally binding on the Company or Abacus following the consummation of the transactions contemplated hereby; (vii) (A) requires payments to or from the Company or Abacus in excess of $75,000 per annum representing an interest in or in respect of any material rights, assets or property, but excluding contracts for commercial generally available Software for an annual fee of less than $75,000, or (B) relates to any Leased Real Property; (viii) restricts or grants rights to use or practice rights under Intellectual Property that is material to the Business of the Company or Abacus, but in each case excluding contracts for commercial generally available Software for an annual fee of less than $75,000, or relates to cybersecurity or information technology security services; (ix) is a contract which provides for annual payments in excess of $75,000 pursuant to which any material function of the Company’s or Abacus’ business is outsourced or otherwise performed by an unaffiliated Person, or is a contract pursuant to which the Company or Abacus has appointed or is appointed a third party administrator, managing general agent or other Material Independent Producer or that relates to insurance policy administration, claims, or underwriting, or is a third party administration or other insurance policy administration agreement relating to the Insurance Contracts; (x) is with a custodian or otherwise relating to custodial services with respect to assets of the Company or Abacus; (xi) relates to any material interest rate, derivatives or hedging transaction, or is an investment advisory agreement or any other contract relating to investment management, investment advisor or subadvisory services; (xii) relates to the allocation or sharing of Taxes, costs, or expenses; (xiii) is a joint venture, investment, partnership, stockholder, limited liability or other similar contract; (xiv) is with a Governmental Authority or relates to any settlement of any Proceeding;

- 30 - (xv) is a contract that is material to the Company’s or Abacus’ operation or as to which the consequences of its existence or a default, a nonrenewal or a termination thereof would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (xvi) except for contracts that are terminable within ninety (90) days, contracts that require the consent of, or grant a termination right to, any party thereto in connection with the consummation of the transactions contemplated hereby; and (xvii) relates to the acquisition or disposition of any material business or operation of the Company or Abacus, or any other similar contract that includes an ongoing material indemnification obligation or guarantee of the Company or Abacus (all such instruments, collectively, the “Material Contracts”). (b) True and complete copies of all Material Contracts, including all amendments thereto, have been made available to Buyer by Parent. Each Material Contract is in full force and effect, is a valid and binding obligation of the Company or Abacus, to the Knowledge of Parent or Seller, of each other party thereto and is enforceable in accordance with its terms against the Company or Abacus and, to the Knowledge of Parent or Seller, against each other party to such Material Contract, subject in each case to the Enforceability Exceptions. Neither the Company, Abacus, nor, to the Knowledge of Parent or Seller, any other party to any such Material Contract is in material default, breach or violation of any Material Contract and no party has given written notice to the Company or Abacus of any material default, breach or violation. Neither the Company nor Abacus has received written or, to the Knowledge of Parent or Seller, oral notice of cancellation of any Material Contract, and, except as set forth in Section 3.7(b) of the Parent Disclosure Schedule, the Material Contracts do not contain any provision that would allow any party to a Material Contract to (i) terminate the agreement, or (ii) increase any amount payable thereunder, in each case as a result solely of the consummation of the transactions contemplated by this Agreement. 3.8 Compliance with Law; Permits. (a) The Company and Abacus are and have been conducting their respective businesses in compliance in all material respects with applicable Law of any Governmental Authority applicable to the Company or Abacus. Neither the Company, since January 1, 2018, nor Abacus, since the Abacus Purchase Date, (i) has committed any breach or violation of applicable Law that has resulted in, or would reasonably be expected in the future to result in, any material penalty, fine, assessment, damages, suspension or loss of any material Permit, or any other material adverse remedial action with respect to the Company or Abacus, taken as a whole, (ii) has received any written notice from any Governmental Authority or paid or incurred any penalty or fine imposed by a Governmental Authority, in each case, regarding any actual or alleged material violation of, or failure to comply with, any applicable Law, or (iii) is under investigation, examination or audit with respect to any violation of any applicable Law. (b) All material deficiencies or violations in all reports of examinations of the affairs of the Company or Abacus (including financial, market conduct and similar examinations) issued by any Insurance Regulator to the Company on or after January 1, 2016 or to Abacus on or after

- 31 - the Abacus Purchase Date have been resolved, to the Knowledge of Parent or Seller, to the reasonable satisfaction of the Insurance Regulator that noted such deficiencies or violations. The Company is in full compliance with its obligations under the Regulatory Settlement Agreement, and the Company has implemented a compliance plan that, based on the Company’s discussions with the relevant regulators to date, satisfies the concerns and exceptions noted in such agreement. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby, Parent and Seller are in compliance with all Laws applicable to Parent and Seller, respectively. (c) Except as set forth on Section 3.8(c) of the Parent Disclosure Schedules, the Company, since January 1, 2018, and Abacus, since the Abacus Purchase Date, have each filed all material reports, statements, documents, registrations, filings or submissions required to be filed by such Person with any Governmental Authority. All such registrations, filings and submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented, and no material deficiencies have been asserted by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied. Parent has made available to Buyer true and complete copies of all such reports, statements, documents, registrations, filings or submissions filed with any Governmental Authority since January 1, 2018 with respect to the Company and since the Abacus Purchase Date with respect to Abacus, other than renewals of Permits and other registrations, filings and submissions made in the ordinary course of business. (d) The Company and Abacus hold all material Permits required under applicable Law and necessary in connection with the conduct of their businesses. All such Permits are valid and in full force and effect in accordance with their terms, and each of the Company, since January 1, 2018, and Abacus, since the Abacus Purchase Date, has been in compliance in all material respects with the terms and requirements of each such Permit. Except as set forth on Section 3.8(d) of the Parent Disclosure Schedules, neither the Company, since January 1, 2018, nor Abacus, since the Abacus Purchase Date, has received any written or, to the Knowledge of Parent or Seller, oral notice from any Governmental Authority regarding any (i) actual, alleged, or potential material violation of, or failure to comply with, the terms or requirements of any such Permit, or (ii) actual or proposed revocation, suspension or termination of, or material modification to, any such Permit. Neither the Company nor Abacus is in material default under, and to the Knowledge of Parent or Seller, no condition exists that with notice or lapse of time or both would constitute material default under, any such Permit, and no such Permit will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Section 3.8(d) of the Parent Disclosure Schedule sets forth a true and complete list of each jurisdiction where each of the Company and Abacus is licensed by any Insurance Regulator and its material Permits. (e) Parent has previously made available to Buyer the Social Security Death Master File-related state protocols and any other state protocols of the Company and Abacus related to Unclaimed Property Matters and their effective dates, which the Company or Abacus use to determine the payment of life insurance or other benefits and amounts under Insurance Contracts. The Company or Abacus, if applicable, administers all such Insurance Contracts in accordance with these protocols and applicable Law and is not currently under any audit with respect to such matters. Parent has made available to Buyer (i) all workpapers, estimations, analyses and reviews of amounts as may be or become due under the terms of the insurance policies or otherwise by the

- 32 - Company or Abacus with respect to the Social Security Death Master File-related review processes or other resources which meet state requirements, (ii) true and correct copies of all written correspondence between the Company or Abacus and any Governmental Authority or any Person acting on behalf of a Governmental Authority since January 1, 2016, with respect to the Company, and the Abacus Purchase Date with respect to Abacus, regarding any pending or, to the Knowledge of Parent or Seller, threatened Proceedings relating to Unclaimed Property Matters, (iii) true and correct copies of all correspondence with any contractual counterparties relating to Unclaimed Property Matters, and (iv) a schedule of the balance sheet accruals made and maintained by the Company and Abacus at and as of December 31, 2020, with respect to Unclaimed Property Matters. There are no orders, decrees, injunctions, judgments, or settlement agreements issued by, entered before, or agreed to with any arbitrator or Governmental Authority outstanding against the Company or Abacus or any of their assets, properties or businesses relating to any Unclaimed Property Matters, and the Company and Abacus are not under any audit with respect to such matters. (f) In the last five (5) years, (i) to the Knowledge of Parent or Seller, no allegations of harassment or other misconduct have been made against any Employee or former Employee (while an employee of the Company or Abacus), and (ii) neither the Company nor Abacus has entered into any settlement agreements related to allegations of harassment or other misconduct by any Employee or former Employee. 3.9 Financial Statements. (a) Parent has made available to Buyer true, correct and complete copies of (i) the annual statutory financial statement of the Company, together with the report of the Company’s independent auditors thereon, as of and for the years ended December 31, 2018, 2019 and 2020, and (ii) the quarterly statutory financial statement of the Company as of and for the three (3) month period ended March 31, 2021, in each case of (i) and (ii), as filed with the Wisconsin Office of the Commissioner of Insurance (the financial statements for the period ending on March 31, 2021, the “Most Recent Statutory Statement” and, collectively with the statements set forth in clause (i), the “Statutory Statements”). The Statutory Statements were prepared from the Books and Records of the Company and in accordance with applicable Law and SAP applicable to the Company consistently applied throughout all such periods and fairly present in all material respects the financial position, admitted assets, liabilities and capital and surplus of the Company at the respective dates, and the results of operations, changes in surplus, and cash flows of the Company for the periods covered thereby, subject, in the Most Recent Statutory Statement, to the absence of full footnote disclosures and other presentation items. No deficiency has been asserted by any Governmental Authority with respect to any Statutory Statement. (b) Parent has made available to Buyer true, correct and complete copies of (i) the unaudited consolidated annual financial statements of the Company and Abacus as of and for the year ended December 31, 2020, (ii) the unaudited consolidated financial statement of the Company and Abacus as of and for the three (3) month period ended March 31, 2021 (clauses (i) and (ii) of this Section 3.9(b), collectively, the “Consolidated Statements”). The Consolidated Statements were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout all such periods and fairly present in all material respects the financial position of the Company and Abacus at the respective dates.

- 33 - (c) The Reserves of the Company as of March 31, 2021 recorded in the Most Recent Statutory Statement and otherwise recorded in the Statutory Statements were determined: (i) in accordance with generally accepted actuarial standards consistently applied and were fairly stated, in accordance with sound actuarial provisions in effect as of the date of such Statutory Statements, (ii) in accordance with SAP and applicable Law, and (iii) based on actuarial assumptions consistent with or more conservative than those called for in relevant provisions of the Insurance Contracts. For clarity, Parent and Seller make no representation, warranty or guarantee under this Agreement that the Reserves held by or on behalf of the Company are or will be sufficient for the purposes for which they were established. (d) Parent has made available all analyses and reports relating to the risk-based capital calculations of the Company submitted by the Company since January 1, 2020, to the Insurance Regulator in each state in which such analyses and reports are required to be filed (the “RBC Reports”). The RBC Reports were prepared in accordance with SAP applicable to the Company and the applicable risk-based capital instructions and were true and correct on and as of the date filed with each such Insurance Regulator. No Insurance Regulator has notified the Company of any inaccuracy in any RBC Report. Each of the Company and Abacus is solvent. (e) Section 3.9(e) of the Parent Disclosure Schedule sets forth a true and complete list of all outstanding Indebtedness, if any. Neither the Company nor Abacus is in default, nor is any waiver of default presently in effect, in the payment of any principal or interest on any such Indebtedness. (f) The Books and Records (i) are true, complete and correct in all material respects, (ii) have been maintained in all material respects in accordance with sound business practices, any applicable record keeping or maintenance requirements in the Material Contracts, Insurance Contracts and Reinsurance Contracts, and applicable Law, (iii) accurately present and reflect in all material respects all of the Business of the Company and Abacus and all transactions and actions related thereto, (iv) have been prepared using processes and procedures for which there are no material weaknesses or significant deficiencies in internal controls over financial reporting that adversely affect the ability of Parent and Seller to accurately present and reflect in all material respects the Business of the Company and Abacus and other transactions and actions related thereto, and (v) contain no material Data Input Inaccuracies. (g) Each of the Company and Abacus have devised and maintained systems of internal accounting controls with respect to its business that are reasonably sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with SAP applicable to the Company, and to maintain proper accountability for items, (iii) access to its property and assets is permitted only in accordance with management’s general or specific authorization and (iv) recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (h) No representation or warranty or other statement made by Parent and Seller in this Agreement, the Parent Disclosure Schedule, any supplement to the Parent Disclosure Schedule, the certificate delivered pursuant to Section 2.3(a)(iv), or otherwise in connection with the

- 34 - transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances they were made, not misleading. (i) The Pro Forma Closing Statement was (i) derived from, prepared using and in all material respects consistent with, the Books and Records, (ii) determined in accordance with SAP, applied on a consistent basis with the periods presented in the Statutory Statements (except to the extent of any adjustments to SAP expressly embedded in the Accounting Principles), and, subject to such adjustments, fairly presents, in all material respects, the statutory financial position, admitted assets, liabilities and capital and surplus of the Company as of December 31, 2020, and (iii) prepared in accordance with the Specified Accounting Principles. 3.10 Insurance Business. (a) Any application form, form of insurance policy, written advertising material, rate or rule utilized by the Business, the use or issuance of which requires filing or approval, has been appropriately filed, and, if required, approved by the Insurance Regulator of any state in which such application forms, forms of insurance policies, advertising materials and rates or rules are required to be filed and, if required, approved or not objected to by such authorities within the period provided for approval or objection, except for failures to effect such filings or secure such approvals, which would not be material to the Company and Abacus, taken as a whole. All such application forms, forms of insurance policies, advertising materials and rates or rules are utilized in compliance in all material respects with applicable Law and within the scope of the approvals (if any) received with respect thereto. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings that have not been cured or otherwise resolved. The Insurance Contracts have been administered in accordance with the terms of such policies and in compliance in all material respects with applicable Law. All amounts owed (that are not being disputed in good faith) under any Insurance Contracts have been paid in all material respects in accordance with their terms. Except as provided under the express terms of the Insurance Contracts or otherwise provided under applicable Law, there are no agreements or commitments, written or otherwise, regarding any alterations to any applicable cost of insurance charges, credited interest rates, insurance policy premiums, features or other similar charges or rates with respect to any of the Insurance Contracts. Parent has made available to Buyer true and complete copies of specimen forms of all Insurance Contracts that are in-force or are actively being marketed by the Company and Abacus. Such specimen forms are true, correct and complete copies of the policy forms on which the Insurance Contracts are issued. Such policy forms are representative of the Insurance Contracts, except for variations that, individually or in the aggregate, would not reasonably be expected to be material to the Insurance Contracts or materially affect the valuation, projection or risk profile of the Insurance Contracts. (b) Since January 1, 2018, the Company has timely paid all guaranty fund assessments that have been due, claimed or asserted by, or are the subject of any voluntary contribution commitment to, any state guaranty fund or association or any Insurance Regulator in any jurisdiction in which the Company operates its business. Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, no material claim or assessment is pending or, to the Knowledge of

- 35 - Parent or Seller, threatened against the Company or any Affiliate by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers. (c) Parent has made available to Buyer true and complete copies of all underwriting manuals (including each amendment thereto) utilized by the Company with respect to its Business of since January 1, 2018. The underwriting standards and ratings applied by the Company since such date with respect to the Insurance Contracts have conformed in all material respects to those contained in the applicable underwriting policies as in effect at the time such Insurance Contracts were underwritten. (d) Parent has provided Buyer information relating to the Company’s setting of any Non-Guaranteed Elements as in effect as of the date hereof and copies of the following information and analyses related to the Insurance Contracts as of the date such information and analyses were prepared: (i) current and projected cost of insurance charges and charges for mortality and administration of the Insurance Contracts; (ii) current and projected credited interest rates; and (iii) minutes of meetings of the Board of Directors of the Company (and any committee thereof) held since January 1, 2018 as the same pertained to crediting rates, cost of insurance rates or other Non- Guaranteed Elements specifically on or in respect of the Insurance Contracts, including therewith supporting materials or actuarial analyses provided thereto in connection with its assessment of such proposed changes. Since January 1, 2018, except (i) as set forth in Section 3.10(d) of the Parent Disclosure Schedule, or (ii) with respect to crediting rates applicable to the Insurance Contracts, the Company has not changed the “cost of insurance” or similar charges or other Non- Guaranteed Elements on or in respect of the Insurance Contracts and, as of the date hereof, has no agreements or commitments, written or otherwise, regarding credited interest rates to be paid with respect to any of the Insurance Contracts. (e) The Company is not “commercially domiciled” in any jurisdiction. The Company (i) has not issued or reinsured any Insurance Contract the policy value of which varies with the investment performance of a separate account or sub account thereof, or (ii) has not owned or maintained any separate account. 3.11 Producers; Sale Practices; Third Party Administrators. (a) Section 3.11(a) of the Parent Disclosure Schedule sets forth a true and correct list, to the Knowledge of Parent or Seller, of each Material Independent Producer of the Company and the gross premium volume produced by the Business of the Company in respect of each such Material Independent Producer for the twelve (12) months ended December 31, 2020. (b) Each Independent Producer was duly and appropriately appointed by the Company to act as a producer for the Company at the time such Independent Producer negotiated, placed, marketed, wrote, sold, produced or solicited any of the Insurance Contracts for which it was the producer to the extent required by applicable Law. To the Knowledge of Parent or Seller, each Independent Producer at such time was duly licensed as required by applicable Insurance Law (for the type of business written, sold, produced or solicited on behalf of the Company), except for such failures to be so licensed which have been cured, which have been resolved or settled through agreements with applicable Governmental Authorities, which are barred by an applicable statute of limitations or which would not be material to the Company.

- 36 - (c) Since January 1, 2018, the Company has not received written notice from any Governmental Authority that an Independent Producer is in material violation of any applicable Law applicable to the writing, sale, production or solicitation of insurance policies for the Company. (d) Except as set forth in Section 3.11(d) of the Parent Disclosure Schedule, Parent has made available to Buyer (i) the standard forms of agreements used in connection with the business of the Company for Independent Producers since January 1, 2015, and (ii) true, accurate and complete copies of any agreements in force on the date hereof between the Company and any Material Independent Producer that is substantially different from both such standard forms of agreements and other standard forms of agreements used by the Company since January 1, 2015. Except as set forth in Section 3.11(d) of the Parent Disclosure Schedule or in such standard forms, the Company does not have any compensation plans or programs for the payment of compensation to Independent Producers other than commissions based on gross premium volume produced and volume-based bonus arrangements. No Independent Producer has materially breached the terms of any agency or broker contract with or for the benefit of the Company. To the Knowledge of Parent or Seller, no Independent Producer or any Affiliate of such Independent Producer has any right to (i) receive any payment based on the profitability or financial performance of any of the Insurance Contracts or (ii) that requires the Company to reinsure or otherwise transfer the economic benefits of the Insurance Contracts (or any portion thereof) to any Person. (e) Except as set forth in Section 3.11(e) of the Parent Disclosure Schedule, to the Knowledge of Parent or Seller, since January 1, 2018, (i) each third party administrator that serviced, managed, adjusted or administered insurance business for the Company or performed any other action for or on behalf of the Company, at the time such Person serviced, managed, adjusted or administered such business or performed such action, was duly licensed and appointed as required by Law (for the type of business managed or administered on behalf of the Company) in the particular jurisdiction in which such third party administrator serviced, managed, adjusted or administered such business or performed such action and (ii) no such third party administrator was or is in violation (or with or without notice or lapse of time or both, would be or would have been in violation) of any term or provision of any Law applicable to the servicing, administration, adjustment or management of insurance business for the Company, except for such failures to be licensed or such violations which have been cured, resolved or settled through agreements with applicable Governmental Authorities. 3.12 Existing Reinsurance Contracts. (a) Section 3.12(a) of the Parent Disclosure Schedule lists each reinsurance agreement to which the Company is a party and under which the Company has ceded or retroceded any risks in respect of the Business of the Company and with respect to which the Company has any outstanding ceded reserves, as well as each material marketing agreement, administrative services agreement and any other agreement that is related to each such reinsurance agreement (the “Ceded Reinsurance Contracts”). The Company is in compliance with all statutory accounting principles, including risk transfer requirements under the Ceded Reinsurance Contracts and is entitled to take full credit in its Statutory Statements pursuant to applicable Law for all the Ceded Reinsurance Contracts. Except as set forth on Section 3.12(a) of the Parent Disclosure Schedules, since January 1, 2018, the Company has not received a written denial of any material claim from the reinsurer

- 37 - under any of the Ceded Reinsurance Contracts. All rights and obligations of the Company under its ceded reinsurance relating to the “Coinsured Policies” ceded by it to National Guardian Life Insurance Company under that certain Coinsurance and Administrative Services Agreement dated July 31, 2015 between such parties have been transferred to National Guardian Life Insurance Company, and, under the terms of such Coinsurance and Administrative Services Agreement, there is no residual liability under such ceded reinsurance or the coverage provided thereunder retained by the Company. (b) Section 3.12(b) of the Parent Disclosure Schedule lists each reinsurance agreement to which the Company is a party and under which the Company has assumed any risks and with respect to which the Company has any outstanding assumed reserves (the “Assumed Reinsurance Contracts” and, together with the Ceded Reinsurance Contracts, the “Reinsurance Contracts”). The Company has received all necessary approvals (or non-disapprovals) from applicable Governmental Authorities for each Assumed Reinsurance Contract and the transactions contemplated thereby. (c) True and complete copies of all Reinsurance Contracts, including all amendments thereto, have been made available to Buyer by Parent. Each of the Reinsurance Contracts constitutes a valid and binding obligation of the Company and, to the Knowledge of Parent or Seller, each other party thereto, enforceable against the Company and, to the Knowledge of Parent or Seller, each other party thereto in accordance with its terms, subject to the Enforceability Exceptions. The Company has not given notice, or received notice from a counterparty under any such contract, of termination, recapture, rescission, acceleration or breach (provisional or otherwise) in respect of any Reinsurance Contract. The Company has not, and to the Knowledge of Parent or Seller, none of the other parties to the Reinsurance Contracts have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Reinsurance Contract. No Reinsurance Contract contains any provision providing that the reinsurer may terminate, recapture, rescind, accelerate or declare the ceding company in breach under such agreement by reason of the transactions contemplated by this Agreement or the other Transaction Documents. None of the Company or, to the Knowledge of Parent or Seller, any ceding company or reinsurer under any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such ceding company or reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated. There has not been any dispute with respect to any material amounts recoverable or payable by the Company or any of its Affiliates pursuant to any Reinsurance Contract. All amounts owed (that are not being disputed in good faith) under any Reinsurance Contracts have been paid in accordance with their terms in all material respects. 3.13 No Undisclosed Liabilities. Except for the liabilities: (i) set forth on, reflected in or reserved against on the Most Recent Statutory Statements; (ii) set forth in Section 3.13 of the Parent Disclosure Schedule; or (iii) incurred in the ordinary course of business consistent with past practice since January 1, 2021 and which does not exceed $100,000, neither the Company nor

- 38 - Abacus is subject to any liability, whether absolute, accrued, contingent or otherwise and whether due or to become due. 3.14 Absence of Certain Changes or Events. Except as set forth in Section 3.14 of the Parent Disclosure Schedule, since January 1, 2021 to the date hereof, the Company and Abacus have conducted their Business in the ordinary course of business consistent with past practice, and there has not been any fact, circumstance, condition, event, or change that constitutes, or would reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, from April 1, 2021 to the date hereof, neither the Company nor Abacus has, except as set forth in Section 3.14 of the Parent Disclosure Schedule, taken any action or failed to take any action that would have resulted in a breach of Section 5.1 had such section been in effect since April 1, 2021. 3.15 Absence of Litigation, Claims and Orders. Except as set forth in Section 3.15 of the Parent Disclosure Schedule (i) there are no Proceedings pending or, to the Knowledge of Parent or Seller, threatened against the Company or Abacus, and (ii) there are no Orders outstanding to which the Company or Abacus or any of its or their respective properties, rights or assets is subject. 3.16 Employee Benefit Plans. (a) Section 3.16(a) of the Parent Disclosure Schedule sets forth a complete list of each Employee Plan sponsored by the Company or Abacus (a “Company Employee Plan”) and identifies the sponsor of each. (b) Each Company Employee Plan has been established, operated and administered in material compliance with its terms, ERISA, the Code and other applicable Law, and the Company and Abacus and their ERISA Affiliates have satisfied in all material respects all of their obligations for Employees with respect to each Company Employee Plan in accordance with its terms, ERISA, the Code and other applicable Law. Each Company Employee Plan that is intended to be Tax- qualified has received a favorable opinion letter from the IRS or is entitled to rely on a favorable determination letter from the IRS, or has filed a timely application therefor and no event has occurred since the date of the most recent determination letter that has not been revoked or application therefor relating to any such Company Employee Plan that would reasonably be likely to cause the loss of such qualification status of such Company Employee Plan. With respect to covered Employees, each Company Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been maintained and operated in material compliance with Section 409A of the Code. The Company and Abacus have complied in all material respects with all applicable disclosure, reporting and other requirements under applicable Law applicable to any Company Employee Plan. Neither the Company nor Abacus nor, to the Knowledge of Parent or Seller, any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Company Employee Plan has engaged in a prohibited transaction that would subject the Company or Abacus to a Tax or penalty imposed under Section 4975 of the Code or Sections 409, 502(i), (j) or (l) of ERISA. Neither the Company nor Abacus has maintained, contributed to (or been required to contribute to) or otherwise incurred any liability with respect to any Company Employee Plan under (i) Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), or (iv) a “multiple

- 39 - employer welfare arrangement” (as defined in Section 3(40) of ERISA). Neither the Company nor Abacus has or will, as a result of the execution of this Agreement or the consummation of the transactions contemplated under this Agreement, have any liability with respect to any Employee Plan sponsored, maintained or contributed by an ERISA Affiliate of the Company or Abacus. (c) Except as set forth in Section 3.16(c) of the Parent Disclosure Schedule, neither the Company nor Abacus has any obligation to provide health benefits to any Employee following termination of employment, except continuation coverage required under Section 4980B of the Code (or equivalent state Law) with the full cost of such coverage to be borne by the qualified beneficiary (as defined in Section 4980B of the Code). (d) Parent has made available to Buyer true and complete copies of the following documents relating to Employee Plans: (i) all current Company Employee Plan documents, including any documents related to any funding medium; (ii) the three most recently filed Forms 5500 (with attachments) for each such Company Employee Plan for which a Form 5500 is required to be filed; (iii) for each such Employee Plan intended to be Tax-qualified, the most recent IRS determination, advisory or opinion letter with respect to such Employee Plan under Section 401(a) of the Code; (iv) the current summary plan description and all summaries of material modifications thereto for each such Company Employee Plan for which a summary plan description or summary of material modifications is required; (v) any contract with such Company Employee Plan’s record keepers, custodians, brokers, investment managers, advisors or other third parties; and (vi) all material written correspondence with a Governmental Authority relating thereto. (e) Full payment has been timely made, or otherwise properly accrued on the Books and Records of the Company and Abacus, of all amounts that the Company or Abacus are required under the terms of an Employee Plan to have paid as contributions to such Employee Plan on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, have been made or otherwise properly accrued on the Financial Statements and Pro Forma Closing Statement and will be properly made or accrued through the Closing Date on the Estimated Closing Statement and Closing Statement. (f) Other than routine claims for benefits in the ordinary course of business, no Proceeding is pending or, to the Knowledge of Parent or Seller, threatened with respect to any Company Employee Plan for any Employee. No Employee Plan is the subject of a voluntary correction, amnesty, or compliance filing with a Governmental Authority. (g) Except as set forth on Section 3.16(g) of the Parent Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (individually or together with the occurrence of any other event): (i) entitle any current or former Employee, officer, director, leased employee or independent contractor of either the Company or Abacus to severance, change-in-control or retention pay or any other payment, (ii) accelerate the time of payment, vesting or funding, or increase the amount or value of any compensation due to such person, or (iii) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby could result in the payment of any amount that could, individually or in the combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

- 40 - 3.17 Labor Matters. (a) Section 3.17(a) of the Parent Disclosure Schedule contains a true, complete and correct list of each Employee as of the date hereof, including each such Employee’s employer, name, hire date and job title, current annual salary or hourly rate of pay (whichever is applicable), along with such Employee’s 2020 bonus, total commissions, part-time, full-time or temporary status, accrued unused vacation benefits, leave of absence status (including FMLA and disability), exempt or non-exempt status under the Fair Labor Standards Act, immigration status, and service credited for purposes of vesting and eligibility to participate under the Employee Plans (the “Employee Census”). The Employee Census as updated pursuant to Section 5.12(a) shall be true, complete and correct as of the Closing Date. Section 3.17(a) of the Disclosure Schedule identifies any individual employed by Parent or an Affiliate of Parent (other than the Company or Abacus) who is performing substantial services relating to the principal business operations of the Company or Abacus. Section 3.17(a) of the Disclosure Schedule identifies any Employee who is not performing substantial services relating to the principal business operations of the Company or Abacus. Except as listed on Section 3.17(a) of the Parent Disclosure Schedule, each Employee may be terminated at will by his or her employer without penalty or any continuing obligations, except for any accrued benefits under the Employee Plan or any statutory obligations to former employees. Each Employee is (i) a United States citizen or lawful permanent resident of the United States or (ii) an alien authorized to work in the United States either specifically for the Company or Abacus or for any United States employer. The Company or Abacus, as applicable, has completed a Form I-9 (Employment Eligibility Verification) for each Employee, and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects. A copy of each such Form I-9 form has been provided to Buyer. Section 3.17(a) of the Parent Disclosure Schedule identifies each Employee authorized to work under a visa or other temporary work authorization, the nature of the visa or work authorization, and the expiration date of any such visa or work authorization. (b) Neither the Company nor Abacus is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor Abacus is or has been during the past three (3) years subject to a strike, work stoppage or material labor dispute. No labor organization or group of Employees has made a pending demand for recognition or certification. To the Knowledge of Parent or Seller, no organizational efforts with respect to the formation of a collective bargaining unit are being or have been made or threatened involving Employees. (c) Each of the Company, since January 1, 2018, and Abacus, since the Abacus Purchase Date, is in material compliance with all applicable Law pertaining to employment and employment practices, including those relating to labor relations. There are no pending or, to the Knowledge of Parent or Seller, threatened charges or complaints against the Company or Abacus before any Governmental Authority regarding employment discrimination, safety or other employment-related charges or complaints, wage and hour claims, unemployment compensation claims, workers’ compensation claims or any other claims arising from or relating to the employment of any of the Employees or relationship of the Company or Abacus with any independent contractor.

- 41 - (d) Each of the Company and Abacus is in compliance in all material respects with its obligations pursuant to the Worker Adjustment Retraining and Notification Act, 29 U.S.C. § 2101 et seq. (as amended from time to time, “WARN” and, collectively with any similar state or local law, the “WARN Acts”) and in all material respects with all other notification obligations arising under any statute or otherwise, in each case to the extent affecting, in whole or in part, any site of employment, facility, operating unit or Employee. Neither the Company nor Abacus has engaged in any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger any WARN Act obligation. No former Employee has suffered an “employment loss” (as defined in WARN) in the ninety (90) days prior to the date hereof. 3.18 Real Property. (a) Section 3.18(a) of the Parent Disclosure Schedule sets forth a list of all real property leases to which the Company or Abacus is a party (whether as a (sub)lessor, (sub)lessee, guarantor or otherwise) (the “Company Real Property Leases”; with all real property in which the Company or Abacus hold a leasehold interest, whether as lessee or sublessee, being the “Leased Real Property”) and the street address with respect to the Company Real Property Leases. Except for Investment Assets, neither the Company nor Abacus owns any interest (fee, leasehold or otherwise) in any real property. Except as set forth in Section 3.18(a) of the Parent Disclosure Schedule, the Company or Abacus has a valid leasehold interest in the Leased Real Property, free and clear of any Liens other than Permitted Lien, and enjoys peaceful and undisturbed possession of the Leased Real Property. (b) Each Company Real Property Lease is in full force and effect and enforceable by the Company or Abacus, as applicable, in accordance with its terms, subject to the Enforceability Exceptions. Since January 1, 2018, with respect to the Company and since the Abacus Purchase Date with respect to Abacus, neither the Company nor Abacus has received any written notice of default with respect to any Company Real Property Lease, and since January 1, 2018, with respect to the Company and since the Abacus Purchase Date with respect to Abacus, no event has occurred and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or Abacus or, to the Knowledge of Parent or Seller, any other party thereto, under any of the Company Real Property Leases. Neither the Company nor Abacus has assigned or placed any Lien upon any Leased Real Property. 3.19 Taxes. (a) Parent, Seller, the Company and Abacus have timely filed (after giving effect to applicable extensions) with the appropriate Governmental Authority all Tax Returns required to be filed by or with respect to the Company or Abacus, and all such Tax Returns are true, correct and complete in all material respects. Parent, Seller, the Company or Abacus have timely paid or caused to be paid all Taxes shown as due and owing on any such Tax Returns and all other Taxes due and owing by the Company or Abacus or by Parent or Seller with respect to the Company and Abacus. (b) Parent, Seller, the Company and Abacus have complied in all material respects with their obligations under applicable Law to withhold Taxes from payments to Employees, agents, independent contractors, lenders and members, and all such Taxes have been timely paid to the

- 42 - relevant Governmental Authority or properly set aside in accounts for such purpose. Neither the Company nor Abacus will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting under Section 481 of the Code (or any corresponding provision or state, local or non-U.S. Law) elected, requested, made or imposed prior to the Closing, (ii) installment sale or open transaction made on or prior to the Closing Date, (iii) election under Section 108(i) of the Code (or similar provision of state, local or non-U.S. Law), (iv) change in the basis for determining any item referred to in Section 807(c) of the Code (within the meaning of Section 807(f) of the Code) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, or (v) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding provision of Law). (c) There are no Liens for Taxes upon any assets of the Company or Abacus, other than Permitted Liens. (d) No audits or other administrative or judicial actions are in progress or threatened in writing with regard to any material Taxes for which the Company or Abacus is or may become liable. (e) Neither the Company nor Abacus has participated in any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations. (f) Neither the Company nor Abacus has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was Parent) or has any liability for the Taxes of any Person (other than Parent, Seller, the Company or Abacus) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Law), or as a transferee or successor. Neither the Company nor Abacus is a party to, bound by or has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding (“Tax Agreement”) which will be effective following the Closing Date. (g) Neither the Company nor Abacus has distributed stock of another Person, or has had its stock distributed to another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code. (h) Neither the Company nor Abacus has granted any written waiver of any statute of limitations relating to Taxes that remains in effect, and no power of attorney granted by the Company or Abacus prior to the Closing with respect to any such Taxes will be in effect following the Closing. No Person has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) that would be binding upon the Company or Abacus after the Closing Date. (i) Neither the Company nor Abacus has received from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such written notice which has not been satisfied by payment or been withdrawn.

- 43 - (j) No written claim has been made by a Governmental Authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, which claim has not been fully resolved. (k) Parent is eligible to make an election under Section 338(h)(10) of the Code and any corresponding elections under state, local or non-U.S. law with respect to the sale of stock of the Company, and no consent is required from any third party with respect to such election. (l) The Company qualifies and, for all years for which the applicable statute of limitations has not expired, qualified as a non-life insurance company for purpose of the Code and has been subject to taxation under subchapter L of the Code. None of the insurance policies issued or sold by the Company provide “health insurance coverage” as defined by Section 9832 of the Code. (m) The Company and Abacus have properly accrued or reserved for the ACA Taxes for which they are responsible for payment either directly to a Governmental Authority or to a third party under their contractual relationship as a liability on the relevant Statutory Statements in accordance with SAP applicable to the Company, consistently applied. (n) The Company has not delayed the payment of any payroll or other employment- related Taxes pursuant to Section 2302 of the CARES Act or otherwise. (o) The Tax treatment of each Insurance Contract under applicable Law is not, and, since the time of issuance (or subsequent modification) has not been, less favorable to the purchaser, policyholder or intended beneficiaries thereof than the Tax treatment (i) that was purported to apply in any written materials provided by the Company or Abacus to the purchaser (or policyholder) at the time of issuance (or any subsequent modification of such Insurance Contract), or (ii) for which such Insurance Contract was designed to qualify at the time of issuance (or subsequent modification). For purposes of this Section 3.19(o), the provisions of applicable Law relating to the Tax treatment of the Insurance Contracts include, but are not limited to, Sections 72, 79, 101, 401-409A, 412, 415, 417, 419, 419A, 430-436, 457, 501, 505, 817, 1035, 1275, 7702, 7702A and 7702B of the Code. Neither the Company nor Abacus has entered into any agreement or is involved in any discussions or negotiations with the Internal Revenue Service or any other Tax Authority, or otherwise has requested relief, regarding the Tax treatment of the Insurance Contracts under applicable Law, including any failure of any Insurance Contract to meet the requirements of Sections 72, 79, 101, 401-409A, 412, 415, 417, 419, 419A, 430-436, 457, 501, 505, 817, 1035, 1275, 7702, 7702A and 7702B of the Code. Neither the Company nor Abacus is a party to or has received notice of any federal, state, local or foreign audits or other administrative or judicial Proceedings with regard to the Tax treatment of any Insurance Contract, or of any claims by the purchasers, policyholders or intended beneficiaries of the Insurance Contracts regarding the Tax treatment of (i) the Insurance Contracts or (ii) any plan or arrangement in connection with which such Insurance Contracts were purchased or have been administered. Neither the Company nor Abacus is a party to any “hold harmless” indemnification agreement, Tax Agreement or similar agreement under which the Company or Abacus is liable for the Tax treatment of (i) the Insurance Contracts or (ii) any plan or arrangement in connection with which such Insurance Contracts were purchased or have been administered.

- 44 - (p) (i) All life Insurance Contracts that are subject neither to Section 101(f) nor to Section 7702 of the Code qualify as life insurance contracts for purposes of the Code, (ii) all life Insurance Contracts that are subject to Section 101(f) of the Code satisfy the requirements of that section and otherwise qualify as life insurance contracts for purposes of the Code, and (iii) all life Insurance Contracts that are subject to Section 7702 of the Code satisfy the requirements of Section 7702(a) of the Code and otherwise qualify as life insurance contracts for purposes of the Code. None of the life Insurance Contracts is a “modified endowment contract” within the meaning of Section 7702A of the Code, except for any life Insurance Contract that is being administered as a “modified endowment contract” and with respect to which the policyholder consented in writing to the treatment of such contract as a “modified endowment contract” and has not acted to revoke such consent. The Company has complied with all Tax reporting, withholding, and disclosure requirements applicable to the Insurance Contracts and, in particular, but without limitation, has reported distributions under the Insurance Contracts in compliance in all respects with all applicable requirements of the Code, Treasury Regulations, and forms issued by the Internal Revenue Service. The Company has maintained the information necessary to determine the Insurance Contracts’ qualification for any applicable Tax treatment under the Code, to monitor the Insurance Contracts for treatment as “modified endowment contracts” (if applicable), and to facilitate compliance with the Tax reporting, withholding, and disclosure requirements applicable to the Insurance Contracts in the manner required by the Internal Revenue Service. (q) Each Insurance Contract that is subject to Section 817 of the Code complies with, and, at all times since issuance, has complied with, the diversification requirements applicable thereto, and the Company is treated for federal Tax purposes as the owner of the assets underlying such Insurance Contract. (r) Abacus is a disregarded entity under Section 301.7701-3 of the Treasury Regulations and has never made any election under such regulations to treat its tax status and characterization other than the default status and characterization provided under such regulations. 3.20 Intellectual Property and Technology. (a) The Company and Abacus own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of their Business as presently conducted (the “Company Intellectual Property Rights”). Section 3.20(a) of the Parent Disclosure Schedule sets forth, as of the date hereof, all registered trademarks, service marks and trade dress and all applications for trademarks, service marks and trade dress; all registered copyrights and all applications for copyrights; all patents and patent applications; and all Internet domain names owned by the Company or Abacus (the “Scheduled Company Intellectual Property”). With respect to each item of the Company Intellectual Property Rights, except as set forth in Section 3.20(a) of the Parent Disclosure Schedule: (i) the Company or Abacus possesses all right, title, and interest in and to the item, free and clear of any Lien, license, royalty or other restriction; and (ii) none of the Company’s or Abacus’ rights will be terminated or impaired, or become terminable, in whole or in part, as a result of the transactions contemplated hereby. With respect to each item of the Scheduled Company Intellectual Property, except as set forth in Section 3.20(a) of the Parent Disclosure Schedule, the Company’s and Abacus’ rights are valid and enforceable, and all filings required to maintain the validity thereof have been made. Either the Company or Abacus (1) are in possession of all Software Programs and Deliverables

- 45 - under (and as defined in) the Software Agreements (including the PolicyPro Software), (2) have paid in full all development fees and other amounts due and payable to the Developer under the Software Agreements, (3) are in compliance in all material respects under the Software Agreements and (4) own the PolicyPro Software free and clear of any Liens. There has been no dispute with the Developer under the Software Agreements. (b) Except as set forth in Section 3.20(b) of the Parent Disclosure Schedule and since January 1, 2018, none of Parent or any of its Affiliates has received any written notice that the Company’s or Abacus’ use of the Company Intellectual Property Rights has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights owned by third parties. To the Knowledge of Parent or Seller, the operation by the Company and Abacus of their Business does not and has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights owned by any third party. Except as set forth in Section 3.20(b) of the Parent Disclosure Schedule and since January 1, 2018, neither the Company nor Abacus has made any claim against any third party alleging infringement, misappropriation, dilution or other violation of any Company Intellectual Property Rights. (c) All Employees and consultants who contributed to the discovery or development of any Company Intellectual Property Rights did so either (i) within the scope of his or her employment or (ii) pursuant to written agreements assigning all Intellectual Property arising therefrom to the Company or Abacus. (d) Except as set forth in Section 3.20(d) of the Parent Disclosure Schedule, to the Knowledge of Parent or Seller, the use and dissemination by the Company and Abacus of Personal Information of consumers of its services or users of any websites operated by the Company or Abacus are in compliance, in all material respects, with all applicable privacy policies and terms of use and applicable Law. The Company and Abacus use commercially reasonable measures to protect the Personal Information that is collected and maintained by them and to require that any third party providing services to the Company or Abacus comply with applicable Law with respect to safeguarding Personal Information collected by such party. Since January 1, 2018, except as set forth in Section 3.20(d) of the Parent Disclosure Schedule, to the Knowledge of Parent or Seller, there has been no Security Breach in the safeguards for such Personal Information. The Company and Abacus use commercially reasonable measures to protect the confidentiality of the Company Intellectual Property Rights. Since January 1, 2018, except as set forth in Section 3.20(d) of the Parent Disclosure Schedule, there has been no breach in the safeguards for such confidential Company Intellectual Property Rights. (e) Section 3.20(e) of the Parent Disclosure Schedule lists all material Computer Programs and Software owned or used by the Company or Abacus, including the PolicyPro Software; provided, that “material” Computer Programs excludes all shrink-wrap and off-the-shelf Computer Programs. Such Computer Programs and Software do not contain any open source or copyleft software. Neither the Company nor Abacus is a party to any agreement, which: (i) restricts the free use, license or disclosure by the Company or Abacus of any source code or object code relating to any of the Computer Programs and Software owned or purported to be owned by the Company or Abacus, or (ii) requires the Company or Abacus to (A) include any source code relating to any of the Company’s or Abacus’ proprietary Computer Programs and Software with any distribution or delivery (whether physical or on a hosted basis) of such Computer Programs or

- 46 - Software or (B) permit any licensee of any Computer Programs or Software owned or purported to be owned by the Company or Abacus to modify any source code relating to such Software. (f) The IT Systems (i) operate as necessary for the conduct of the Business of the Company and Abacus in all material respects, and (ii) to the Knowledge of Parent or Seller, do not contain any “malware” or critical vulnerabilities that would reasonably be expected to interfere with the ability of Buyer to conduct the Business of the Company and Abacus as currently conducted. Since January 1, 2018, there have been no material adverse events affecting the IT Systems that have caused a material impact on the Company’s and Abacus’ operation of their respective businesses. The Company and Abacus have implemented, maintain, and comply with commercially reasonable business continuity and backup and disaster recovery plans and procedures with respect to the IT Systems. Since January 1, 2018, there has been no failure, unauthorized access or use, or other adverse event affecting any of the IT Systems that has caused or will likely cause any material disruption to the conduct of the Business of the Company or Abacus. 3.21 Insurance. Section 3.21 of the Parent Disclosure Schedule sets forth a true and complete list of all insurance policies covering the assets, Business, equipment, properties, operations, Employees, consultants, directors, officers and managers of the Company and Abacus. There is no claim by the Company or Abacus currently pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurers of such policies. All such insurance policies are in full force and effect and premiums payable under all such policies have been timely paid, and the Company and Abacus are otherwise in compliance with the terms of such policies in all material respects. To the Knowledge of Parent or Seller, since the time any such policies were last issued or renewed, there has not been any threatened termination of, material premium increase with respect to, or alteration of coverage under, any such policies. None of Parent, Seller or the Company or Abacus, nor, to the Knowledge of Parent, any insurer under such insurance policies, is in violation or breach of, or default under, any provision thereof. 3.22 Environmental Matters. (a) Except as set forth in Section 3.22(a) of the Parent Disclosure Schedule, (i) neither of the Company or Abacus is in violation in any material respect of any Environmental Laws or has violated in any material respect in the past any Environmental Laws; (ii) the Company and Abacus have obtained and are in compliance in all material respects with all required Environmental Permits and have been in the past in compliance in all material respects with such Permits; and (iii) there are no actions, Orders, written claims or written notices pending or issued to or, to the Knowledge of Parent or Seller, threatened against the Company or Abacus alleging violations of or liability under any Environmental Laws or otherwise concerning the Release or management of Hazardous Substances. (b) To the Knowledge of Parent or Seller, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Substances, that would be reasonably likely to form the basis of an obligation pursuant to applicable Environmental Laws against the Company or Abacus or, to the Knowledge of Parent or Seller, against any Person whose liability for such obligation the Company or Abacus has or may have retained or assumed either contractually or by operation of applicable Law.

- 47 - (c) For purposes of this Agreement: (i) “Environmental Laws” means any Laws (including common law) of the United States federal, state, local, non-United States, or any other Governmental Authority, relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage, emission, discharge, or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment or of human health and safety as such is affected by Hazardous Substances or materials containing Hazardous Substances. (ii) “Environmental Permits” means any Permit, consent, license, registration, approval, notification or any other authorization pursuant to Environmental Laws. (iii) “Hazardous Substances” means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants or contaminants in, or regulated under, the following United States federal statutes and any analogous foreign or state statutes, and all Regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, molds that would reasonably be expected to have an adverse effect on human health and urea formaldehyde foam insulation. (iv) “Release” means any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, escaping, leaching, injecting, dumping, disposing or migrating into or through the indoor or outdoor environment. 3.23 Affiliated Transactions. (a) Section 3.23(a) of the Parent Disclosure Schedule sets forth a complete and correct list of all agreements, contracts, commitments, arrangements or transactions (but excluding any Employee Plan) between Parent or any Affiliate of Parent (other than the Company or Abacus), or any of their respective directors, officers or managers, on one hand, and the Company or Abacus, on the other hand, and no unaffiliated third party (“Intercompany Agreements”). The Company and Abacus have complied in all material respects with all applicable disclosure, reporting or other requirements, including any such requirements under applicable Law, applying to the Intercompany Agreements. (b) Section 3.23(b) of the Parent Disclosure Schedule sets forth a complete and correct list of all agreements, contracts, commitments, arrangements or transactions (but excluding any Employee Plan) between the Company and Abacus. Any such agreement, contract, commitment, arrangement or transaction is on arms’-length terms and has been filed with and approved or not disapproved by the applicable Insurance Regulator if such filing and approval or non-disapproval is required by applicable Law.

- 48 - (c) No employee or director of the Company or any Person owning directly or indirectly one percent (1%) or more of the Shares (any such person or entity, an “Interested Party”) or, to the Knowledge of Parent and Seller, any Affiliate or family member of any such Interested Party is a party to any Contract with or binding upon the Company or Abacus or has any material interest in any property or assets owned by the Company or Abacus or has engaged in any material transaction with the Company or Abacus (in each case, other than those related to an Employee Plan or other ordinary course employment, compensation or incentive arrangements). 3.24 Assets. (a) Except as set forth on Section 3.24(a) of the Parent Disclosure Schedule, the Company and Abacus has valid title to, or a valid leasehold interest in or other valid and enforceable rights to use, all assets, rights, properties and services necessary to operate the businesses of the Company and Abacus as currently operated consistent with past practices, free and clear of all Liens, other than Permitted Liens. Except for property and assets disposed of in the ordinary course consistent with past practice and in compliance with Section 5.1, the Company and Abacus will as of the Closing own or have the right to use all of the assets necessary for the conduct of their Business as currently conducted. (b) Except as set forth on Section 3.24(b) of the Parent Disclosure Schedule and subject to receipt of the governmental approvals contemplated under Section 3.6(b) (including the Required Governmental Authorizations) and Section 4.3, the assets, rights, properties and services transferred or made available to Buyer and its Affiliates pursuant to this Agreement and the other Transaction Documents will, as of the Closing, comprise assets, rights, properties and services that are sufficient to permit Buyer to operate the Business of the Company and Abacus immediately following the Closing Date in substantially the same manner as such Business is being operated as of the date hereof. 3.25 Investment Assets. (a) Section 3.25(a)(i) of the Parent Disclosure Schedule sets forth a true, complete and correct list of all Investment Assets held by the Company and Abacus as of March 31, 2021 and as of the close of business on the Business Day immediately preceding the date hereof, with information included therein as to the Book Value and fair market value of such Investment Assets as of each such date. Except as set forth in Section 3.25(a)(ii) of the Parent Disclosure Schedule, the Company or Abacus has valid title to all such Investment Assets held by it, free and clear of all Liens, other than Permitted Liens. (b) Section 3.25(b) of the Parent Disclosure Schedule sets forth a true, complete and correct copy of the investment guidelines of the Company as in effect on the date hereof (the “Investment Guidelines”). All Investment Assets of the Company comply in all material respects with the Investment Guidelines and with applicable Law governing admittance of assets for the Company. The Investment Assets held by the Company that were listed as admitted assets on its Statutory Statements were qualified as admitted assets of the Company under applicable Law. The Company and Abacus have not taken, or omitted to take, any action which would cause any Investment Asset held thereby to be subject to any valid offset, defense or counterclaim against the right of the Company or Abacus to enforce the terms of such assets. To the Knowledge of

- 49 - Parent or Seller, no such Investment Asset is in arrears or default in the payment of principal or interest or dividends or has been otherwise been impaired, other than temporarily impaired, in accordance with the Specified Accounting Principles. (c) Parent has provided to Buyer (i) a written statement of the derivatives policies for the Company, including any derivative use plan or hedging guideline, in effect as of the date hereof, which policies are in compliance with applicable Law in all material respects, and (ii) true and correct copies of the asset/liability matching and impairment policies of the Company as in effect as of the date hereof. 3.26 Actuarial Data. Parent has made available to Buyer a true and complete copy of all actuarial reports and opinions prepared by actuaries, independent or otherwise, with respect to the Company or the Business, since January 1, 2018, set forth in Section 3.26 of the Parent Disclosure Schedule, and the material attachments, addenda, supplements and modifications thereto set forth in Section 3.26 of the Parent Disclosure Schedule (collectively, the “Company Actuarial Analyses”). Each such Company Actuarial Analysis (i) was based upon the Books and Records and an accurate inventory of Insurance Contracts in force at the relevant time of preparation and generated from the same underlying sources and systems that were utilized to prepare the Statutory Statements, (ii) is complete and accurate in all material respects as of the date thereof, subject to any limitations and qualifications contained therein and (iii) was prepared in accordance with sound actuarial principles, is consistent in all material respects with United States actuarial principles promulgated by the Actuarial Standards Board, and is based upon informed judgment. No actuary who prepared any of the Company Actuarial Analyses has notified Parent or any of its Affiliates in writing or, to the Knowledge of Parent or Seller, orally, that any Company Actuarial Analysis is inaccurate in any material respect. To the Knowledge of Parent or Seller, there are no omissions, errors, changes or discrepancies in the actuarial data which would materially affect the information contained in the Company Actuarial Analyses. 3.27 Bank Accounts; Power of Attorney. Section 3.27 of the Parent Disclosure Schedule sets forth a list of the bank names, locations and account numbers of all bank and safe deposit box accounts of the Company and Abacus, including any custodial accounts for securities owned by the Company or Abacus, and the names of all persons authorized to draw thereon or to have access thereto. Section 3.27 of the Parent Disclosure Schedule also sets forth the names of all persons, if any, holding powers of attorney from the Company or Abacus and a summary statement of the terms thereof. A true, accurate and complete copy of each such power of attorney has been made available to Buyer. 3.28 Privacy and Data Security. (i) To the Knowledge of Parent or Seller, the Company and Abacus have in place (A) administrative, technical and physical safeguards designed to protect against the destruction, loss, or alteration of Personal Information, (B) security measures designed to adequately protect Personal Information, and (C) privacy policies and procedures, all of which safeguards, measures and policies and procedures described in (A) – (C) above meet or exceed the requirements of applicable Law; (ii) the Company and Abacus have complied with applicable Law in all material respects, with all applicable contractual privacy obligations in all materials respects, and their respective internal privacy policies and guidelines in all material respects relating to the collection, storage, use and transfer of Personal Information; (iii) neither the Company nor Abacus is, or, since January 1, 2018, has been, under investigation or audit, by any private party or

- 50 - Governmental Authority, arising out of an actual or alleged Security Breach nor has any private party or Governmental Authority alleged any breach of contract or non-compliance with Law related to a data privacy or security matter, and (iv) since January 1, 2018, there has been (x) to the Knowledge of Parent or Seller, no unauthorized access, use, disclosure or transfer of any Personal Information in the possession, custody or control of the Company or Abacus, and (y) no claim communicated to the Company or Abacus in writing from any affected individual nor any written request or inspection from any Governmental Authority that, to the Knowledge of the Company, will likely give rise or has given rise to any liability under applicable Law in relation to data protection, data security or privacy. 3.29 Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and any such fee, if any, shall be payable by Parent. 3.30 CARES Act. Neither the Company nor Abacus has either (a) submitted any application which has not been rescinded, terminated or withdrawn in writing or (b) received any funds under or incurred any Indebtedness pursuant to the CARES Act or any other economic relief or stimulus legislation or program passed by the United States Congress or any state legislature in 2020. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing, as follows: 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Law of the jurisdiction of its organization and (i) has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Buyer Material Adverse Effect. 4.2 Authority; Enforceability. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, each other Transaction Document to which it is a party and each instrument required to be executed and delivered by it prior to or at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, each other Transaction Document to which it is a party and each instrument required hereby to be executed and delivered by Buyer prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Buyer, and no other corporate or similar proceedings on the part of Buyer are necessary to authorize this Agreement, any other Transaction Document to which it is a party or any instrument required to be executed and delivered by it prior to or at the Closing or the consummation of the transactions contemplated hereby or thereby. Each

- 51 - of the Transaction Documents to which Buyer is or will be a party have been or, with respect to the Transaction Documents to be executed and delivered at Closing, will be, duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, constitute a legal, valid and binding obligation of each of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions. 4.3 No Conflict; Required Filings and Consents. The execution and delivery by Buyer of this Agreement, the other Transaction Documents to which it is a party or any instrument required by this Agreement to be executed and delivered by it on or prior to the Closing do not, and the performance of this Agreement, the other Transaction Documents to which it is a party and any instrument required by this Agreement to be executed and delivered by Buyer on or prior to the Closing do not and will not, (i) conflict with or violate the articles of incorporation or bylaws of Buyer, (ii) conflict with or violate in any respect any Law, Permit or Order applicable to Buyer or by which any of its properties, rights or assets is bound or affected, or (iii) with or without notice or the passage of time or both, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under or entitle any Person to terminate, accelerate or cause a breach or default of, or result in the creation of any Lien upon any of the properties or assets of Buyer under, or create any right of acceleration, termination, vesting, payment, exercise, suspension, revocation or cancellation of the loss of any right or benefit under any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which Buyer is a party or which is binding upon Buyer or upon any of the assets of any of the foregoing, except (a) for compliance with the applicable requirements of the HSR Act, (b) filings with Insurance Regulators and other Filings and approvals that, in each case of this clause (b) are listed on Section 4.3 of the Buyer Disclosure Schedule. 4.4 Absence of Litigation, Claims and Orders. There are no claims pending or, to the Knowledge of Buyer, threatened on behalf of or against Buyer that (i) challenge (a) the validity of this Agreement or any other Transaction Document to which it is a party or (b) any action taken or to be taken by it pursuant to this Agreement or any other Transaction Documents to which it is a party or in connection with the transactions contemplated hereby and thereby, or (ii) could have a Buyer Material Adverse Effect. 4.5 Sufficient Funds. As of the Closing Date, Buyer will have immediately available funds sufficient to pay the amounts payable at Closing under Section 2.4(b) and any other payments contemplated in this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement. 4.6 Brokers. Except for Raymond James Financial, Inc., no broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. 4.7 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933,

- 52 - as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Purchaser is financially sophisticated and understands the risks relating to the purchase and ownership of the Shares. 4.8 Tax Election. Buyer is eligible to make an election under Section 338(h)(10) of the Code and any corresponding elections under state, local or non-U.S. law with respect to the purchase of stock of the Company, and no consent is required from any third party with respect to such election. ARTICLE V. COVENANTS 5.1 Conduct of Business Pending the Closing. During the period from the date of this Agreement and continuing through the Closing Date or the earlier termination of this Agreement pursuant to Section 7.1 hereof, except as expressly contemplated by this Agreement, as set forth in Section 5.1 of the Parent Disclosure Schedule or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed, Parent and Seller shall, and shall cause the Company and Abacus to, (x) carry on the Business of the Company and Abacus in the ordinary course consistent with past practice, and (y) to the extent consistent therewith, use commercially reasonable efforts to maintain the current Business, significant business relationships and goodwill of their Business with policyholders, Employees, Independent Producers and other customers, suppliers and service providers of and to the Company and Abacus, and with the Governmental Authorities with jurisdiction over the Company and Abacus. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Parent Disclosure Schedule, Parent shall not with respect to Seller, the Company or Abacus, Seller shall not with respect to the Company and Abacus, and Parent and Seller shall not permit the Company or Abacus, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed, to, directly or indirectly: (a) amend its Organizational Documents; (b) (i) issue, sell, transfer, grant, pledge or otherwise encumber any shares or other interests representing equity interests in the Company or Abacus, any other voting securities, or any securities convertible into or exchangeable for any such interests, in each case relating to equity interests in the Company or Abacus, (ii) issue, sell, grant or accelerate the timing of payment or vesting of any option, warrant, convertible or exchangeable security, subscription, call, or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any ownership interest in the Company or Abacus; (iii) directly or indirectly, purchase, redeem or acquire any equity interest (including Shares) or any other ownership interest in the Company or Abacus; (iv) change the authorized or issued equity of the Company or Abacus; (v) effect any recapitalization, reclassification, unit split, combination or similar change in the capitalization of the Company or Abacus; or (vi) enter into any contracts, agreements or arrangements to issue, redeem, acquire or sell any equity interests or any other ownership interests in the Company or Abacus;

- 53 - (c) (i) sell, transfer, encumber or otherwise dispose of Investment Assets other than in the ordinary course of business consistent with the Investment Guidelines; (ii) sell, terminate, transfer, exclusively license, encumber or otherwise dispose of any other material assets of the Company or Abacus; or (iii) permit the acquisition of any assets that would be material to the Company or Abacus; (d) make or authorize any capital expenditures that are, in the aggregate, in excess of $75,000; (e) make any change in the accounting, actuarial, payment, pricing, marketing, price or premium discounting (with respect to new or renewal business), reserving, risk management, underwriting or claims administration policies, practices, standards or principles, or make any change in the Investment Guidelines, or fail to manage its Investment Assets in compliance with the Investment Guidelines, in each case except as may be required by SAP applicable to the Company or applicable Law; (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, or recapitalization of the Company or Abacus; (g) hire any new employee who would be an Employee, except any employee with annual base compensation of less than $75,000 and who is terminable at-will, but only to the extent that the Employee is hired in the ordinary course of business consistent with past practice after providing Buyer reasonable notice thereof or transfer, reassign or reallocate the employment of any employee of Seller or any Affiliate of Seller to the Company or Abacus; (h) establish, amend or modify any Employee Plan, other than as required to comply with a change in applicable Law; (i) (i) promise, grant or agree to increase the base salary (or wages), target incentive opportunity or severance pay of, or any benefits paid or payable to, any Employee, including making any grant or award of equity compensation, or accelerate the vesting of any compensation or benefit, other than in the ordinary course of business consistent with past practice, as required by applicable Law or an Employee Plan in-force as of the date hereof, or as specifically provided for in this Agreement; (ii) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any Employee; or (iii) loan or advance any money or other property to any Employee, except for advancement of expenses in the ordinary course of business consistent with past practices; (j) terminate (except in the ordinary course of business consistent with past practice for performance-related reasons, including fraud or willful misconduct), transfer the employment of, reassign or reallocate, any Employee; (k) incur, assume or guarantee any Indebtedness or guarantee the obligations of another Person, or make any loans, advances or capital contributions to, or investments in, any other Person other than investments made in the ordinary course of business in accordance with the Investment Guidelines that constitute Investment Assets;

- 54 - (l) declare, set aside or pay any dividends or other distributions, or permit any equity holder of the Company or Abacus to withdraw any equity or capital of the Company or Abacus; (m) acquire (by merger, consolidation, acquisition of stock or assets, reinsurance or otherwise) any other Person or substantially all of the assets of any other Person or any division thereof; (n) amend, waive any rights or delegate performance under, or assign, transfer, terminate or extend any Material Contract or Reinsurance Contract (other than contracts that terminate pursuant to their terms), or enter into any contract that would be a Material Contract or Reinsurance Contract if in effect on the date hereof; (o) outside of the ordinary course of business consistent with past practice, (i) enter into any agreement with any Independent Producer, or (ii) amend, waive any rights or delegate performance under, or assign, transfer or terminate any existing agreement with any Independent Producer; (p) pay, settle or compromise any Proceeding or threatened Proceeding, except claims under policies and certificates of insurance within applicable policy limits and in the ordinary course of business consistent with past practice; (q) except in connection with claims management activities in the ordinary course of business consistent with past practice, (i) forgive, cancel or compromise any debt or claim, (ii) waive or release any right, of material value, or (iii) fail to pay or satisfy when due any material liability (other than any such liability that is being contested in good faith); (r) acquire any real property or any direct or indirect interest in real property, other than security interests in real property included in the Investment Assets; (s) abandon, modify, waive, terminate or allow to lapse any material Permit of the Company or Abacus; (t) amend or modify any policy form on which Insurance Contracts are written or approved to be written; (u) (i) make, amend, or revoke any material election related to Taxes, (ii) settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset, or other reduction in Tax liability, (iii) enter into any closing agreement related to Taxes, (iv) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (v) change any Tax period, any Tax accounting method or the basis for determining any item referred to in Section 807(c) of the Code, (vi) amend any Tax Return or file any claim for Tax refunds, or (vii) make a request for a written ruling of a Governmental Authority relating to Taxes; (v) enter into any new line of business or launch, market, issue or agree to issue any new products or make material modifications or additions to the terms and conditions of the Insurance Contracts;

- 55 - (w) terminate, cancel or amend, or cause the termination, cancellation or amendment of, any material insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage), maintained by or for the benefit of the Company or Abacus that is not replaced with comparable insurance coverage; or (x) authorize or enter into any agreement in furtherance of any of the foregoing. 5.2 Access to Information; Confidentiality. (a) Prior to the Closing Date, Parent shall provide Buyer and its Representatives with reasonable access, including access upon reasonable notice at reasonable times during normal business hours, to all of the Books and Records and all of the properties and Employees of the Company and Abacus and, during such period, Parent shall and shall cause the Company and Abacus to furnish to Buyer such information concerning the Business, properties, financial condition, operations and senior personnel of the Company and Abacus as Buyer may from time to time reasonably request, other than any such properties, books, contracts, records and information that (i) are subject to an attorney-client or other legal privilege that might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality; provided, that (x) in the case of clause (i) Parent shall use commercially reasonable efforts to take such action (such as entering into a joint defense agreement or other arrangement to avoid loss of the attorney-client privilege) with respect to such books, records, contracts, properties and information as is necessary to permit disclosure to Buyer and Buyer’s Representatives and (y) in the case of clause (ii) Parent shall notify Buyer promptly if any information is being withheld in reliance on clause (ii) and Parent shall use commercially reasonable efforts to obtain a waiver of the applicable obligation. (b) The terms of the Confidentiality Agreement are incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the obligations under the Confidentiality Agreement shall automatically terminate. If for any reason the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. From and after the Closing, Buyer and its Affiliates (including, from and after the Closing, the Company and Abacus), on one hand, and Parent and its Affiliates, on the other hand, shall and shall cause their respective Affiliates and Representatives to treat confidentially all non-public, confidential or proprietary information, including all notes, analyses, compilations, studies, copies and other documents which contain or otherwise reflect such information, provided to it by or on behalf of the other party in connection with the transactions contemplated hereby regarding such other party’s business and operations and all information provided under the Transaction Documents including the terms of the Transaction Documents, which confidential information may also include Personal Information (the “Confidential Information”). All Confidential Information provided by or on behalf of a party to the other party shall be used by such other party and its applicable Affiliates solely for the purposes of performing its obligations under the Transaction Documents and, except as may be required in carrying out the transaction contemplated hereby, shall not be disclosed to any third party (and, in the event of any disclosure to any third party as may be required to carry out the transactions contemplated hereby, such third party shall be informed by the disclosing party of the confidential nature of such information and instructed to keep such information confidential). Additionally, Confidential Information may be shared by either party on a need-to-know basis with

- 56 - its officers, directors, Employees, Affiliates, third party service providers, auditors, attorneys, or consultants, or in connection with the dispute resolution process specified in this Agreement. The restrictions set forth in this Section 5.2(b) shall not be applicable to any Confidential Information: (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of any Transaction Document or any other confidentiality obligation, or that is independently derived by any party without the use of any information provided by the other party in connection with the transactions contemplated hereby or otherwise; (ii) that is required to be disclosed in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of Law (with the relief from the requirements of this Section 5.2(b) only applying for the purposes of such disclosure); provided, that (x) the disclosing party shall provide the party whose information will be disclosed with prompt advance written notice of such requirement such that the party whose information will be disclosed may seek a protective order or other appropriate remedy to protect its interest, (y) the disclosing party shall reasonably cooperate with such party and, if a protective order or other remedy is not obtained, shall only disclose such information as is necessary to be disclosed and (z) the disclosing party shall inform any recipient of such information of the confidential nature of such information and shall instruct the recipient to keep such information confidential; or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information. 5.3 Governmental Approvals and Filings; Third Party Consents; Third Party Audit. (a) Subject to the terms and conditions hereof, each of Buyer, Parent and Seller shall use its reasonable best efforts, and shall cooperate fully with each other, (i) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by the Transaction Documents and (ii) to obtain as promptly as practicable all necessary Permits, Orders or other consents, approvals or authorizations of Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, Parent and Buyer shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated hereby, shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Authorities as such Governmental Authorities may request, shall take and shall cause their respective Affiliates to use their reasonable best efforts to (x) avoid any Proceedings by any Governmental Authority with respect to the transactions contemplated hereby, and (y) defend or contest in good faith any Proceeding by any third party (other than any Governmental Authority), whether judicial or administrative, challenging any of the transactions contemplated hereby, or that could otherwise prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated thereby. Each of the parties shall use reasonable best efforts to provide to the other party copies of all applications or other communications to Governmental Authorities in connection with this Agreement in advance of the filing or submission thereof; provided, that in connection therewith neither party shall be required to provide the other with any information or materials that are commercially sensitive or the disclosure of which would violate any of its contractual obligations or obligations with respect to confidentiality, contain personal information (including personal financial information) about an

- 57 - officer, director or control person of such party, are legally privileged or otherwise to the extent prohibited by applicable Law (collectively, “Sensitive Information”). (b) Without limiting the generality of the foregoing, as promptly as reasonably practicable following the date hereof, (i) Buyer shall, and shall cause its applicable Affiliates to, file with all applicable Insurance Regulators the Filings and requests for approval listed in Section 4.3 of the Buyer Disclosure Schedule and any other pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Law with respect to the transactions contemplated hereby, (ii) Parent shall, and shall cause its applicable Affiliates to, file with all applicable Insurance Regulators the Filings and requests for approval listed in Section 3.6(b) of the Parent Disclosure Schedule (except to the extent such Filing is being prepared by Buyer pursuant to the foregoing clause (i)), and (iii) if applicable, Buyer and Parent shall make an appropriate Filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act. All filing fees payable in connection with the foregoing shall be borne by the respective filing party incurring such expense. Buyer and Parent shall, upon request, furnish each other with all information concerning themselves, their respective Affiliates, directors, officers and shareholders and members, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the preparation of any statement, Filing, notice or application made by or on their behalf to any Governmental Authority in connection with the transactions contemplated by the Transaction Documents; provided, that in connection therewith neither party shall be required to provide the other with Sensitive Information. A reasonable time prior to furnishing any written materials to any Insurance Regulator or other Governmental Authority in connection with the transactions contemplated hereby, the filing party shall use reasonable best efforts to furnish the other party with a copy thereof, and such other party shall have a reasonable opportunity to provide comments thereon, which comments shall be considered by the filing party in good faith; provided, that in connection therewith neither party shall be required to provide the other with Sensitive Information. Each party shall give to the other party prompt written notice if it or any of its Affiliates receives any notice or other communication from any Insurance Regulator or other Governmental Authority in connection with the transactions contemplated by the Transaction Documents and, in the case of any such notice or communication that is in writing, shall promptly furnish the other party with a copy thereof. If any Governmental Authority requires that a hearing be held in connection with any such approval, each party shall use its reasonable best efforts to arrange for such hearing to be held promptly after the notice that such hearing is required has been received by such party. Each party shall give to the other party reasonable prior written notice of the time and place when any meetings, telephone calls, or other conferences may be held by it with any Governmental Authority in connection with the transactions contemplated by the Transaction Documents (other than (i) non-substantive scheduling or administrative calls and (ii) accepting any unscheduled telephone call from any Governmental Authority, or responding to any question during a discussion with any Governmental Authority that was scheduled for purposes of discussing matters other than the transactions contemplated hereby), and the other party shall have the right to have a representative or representatives attend or otherwise participate in any such meeting, telephone call, or other conference unless the relevant Governmental Authority does not consent to attendance or

- 58 - participation by such other party’s representative or such attendance or participation is prohibited by applicable Law. (c) Without limiting the foregoing, each of Buyer, Parent and Seller shall use its reasonable best efforts to avoid each and every impediment under any antitrust Law, insurance Law or other applicable Law that may be asserted by any Governmental Authority with respect to this Agreement and the transactions contemplated hereby so as to enable the Closing to occur as promptly as practicable, including, without limitation, any actions requested by any Governmental Authority that are necessary or appropriate to (i) obtain all consents and exemptions and secure the expiration or termination of any applicable waiting period under the HSR Act; (ii) resolve any objections that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby; and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated hereby); provided, that, in each case, in no event will a party be obligated to pursue or participate in litigation in connection with the covenants contained in this Section 5.3 or to respond to any “second request” or other request to provide additional information. Notwithstanding anything to the contrary in this Agreement, none of Parent, Seller, the Company, Abacus, or Buyer shall be obligated to take or refrain from taking any action or to become subject to any condition, limitation, restriction or requirement, that is imposed by a Governmental Authority on it or its Affiliates in connection with the pursuit of the consent or approval of a Governmental Authority for the transactions contemplated hereby, that would reasonably be expected to result in a Burdensome Condition. (d) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to obtain, prior to the Closing, any consent or waiver from any third party (other than a Governmental Authority) that is required for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or that is necessary in order to ensure that any Material Contracts or Reinsurance Contracts will not be terminated as a result of consummating the transactions contemplated by this Agreement. Buyer shall, and shall cause its Affiliates to, cooperate with Parent at Parent’s reasonable request to assist in obtaining such consents or waivers. Each of Buyer and Parent shall bear its own and its Affiliates’ internal costs to obtain such consents and waivers, and the costs payable to third parties for obtaining such consents and waivers shall be borne by Parent and Seller. In connection therewith, Parent and Seller shall not, and shall cause the Company and Abacus not to without the prior written consent of Buyer, (a) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (b) materially amend, supplement or otherwise modify any such contract or Reinsurance Contracts, or (c) agree or commit to do any of the foregoing, in each case, for the purposes of giving, obtaining and/or effecting any third-party consents; provided, however, that Buyer may compel Parent or Seller to cause the Company and Abacus to take any of the actions referred to in this sentence if such actions are only effective after the Closing. Parent and Seller shall (and shall cause the Company and Abacus to) keep Buyer reasonably informed regarding the process of obtaining such third-party consents. (e) Without in any way limiting the foregoing, as soon as reasonably practicable following the date hereof, Parent shall (i) obtain the necessary written shareholder consents to approve the transactions contemplated hereby (the “Shareholder Approval”), (ii) file with the SEC a preliminary information statement on Schedule 14C with respect to the transactions

- 59 - contemplated hereby (the “Preliminary Consent Statement”), and (iii) file with the SEC, and mail or deliver to the Parent shareholders, a definitive information statement on Schedule 14C with respect to the transactions contemplated hereby (the “Definitive Consent Statement”). Parent shall use its reasonable best efforts to have the Preliminary Consent Statement cleared by the staff of the SEC as promptly as practicable after such filing, and Parent shall thereafter mail or deliver the Definitive Consent Statement to the Parent shareholders at least twenty (20) calendar days prior to the anticipated date of Closing. Buyer shall furnish all information concerning Buyer and its Subsidiaries for inclusion in the Preliminary Consent Statement and Definitive Consent Statement as may be reasonably requested by Parent, and shall have the right to review in advance, and, to the extent practicable, to provide comments on, the Preliminary Consent Statement prior to its filing and the Definitive Consent Statement prior to its and mailing to Parent shareholders. (f) Prior to Closing Parent and Seller shall and shall cause the Company to maintain sufficient personnel to perform all claims management functions of the Company in conformity with industry standards and quality so as to minimize any policyholder complaints and errors. 5.4 Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each party shall give prompt notice to the other party at such time that such party becomes aware of the occurrence, or nonoccurrence, of any event which, if existing, occurring or known on the date hereof should have been so disclosed, or which is necessary to correct any information in the Parent Disclosure Schedule or the Buyer Disclosure Schedule; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute a part of, or an amendment or supplement to the Parent Disclosure Schedule or the Buyer Disclosure Schedule (as applicable), or to cure any breach or inaccuracy of a representation, warranty, covenant, condition or agreement as of the date hereof unless so agreed to in writing by the other party. 5.5 Interim Financial Statements; Investment Reports. (a) From the date hereof until the Closing Date, Parent shall deliver to Buyer true and complete copies of the unaudited and audited financial statements of the Company and Abacus when and as prepared in the ordinary course of business, consistent with past practice, together with any applicable actuarial opinion thereon. (b) From the date hereof until the Closing Date, Parent will forward to Buyer copies of all monthly or quarterly investment reports prepared by or for the Company regarding the Investment Assets, in each case within five (5) Business Days following creation or receipt of such reports by the Company. At least three (3) Business Days prior to the Closing Date, Parent shall deliver to Buyer a true, complete and correct list of all Investment Assets of the Company and Abacus with information included therein as to the Book Value and fair market value of such Investment Assets calculated in a manner consistent with the calculations with respect to such assets in Section 3.25(a)(i) of the Parent Disclosure Schedule, in each case, as of the close of business on a day requested by Buyer in a written notice that is delivered to Parent at least five (5) Business Days prior to the Closing Date.

- 60 - 5.6 Public Announcements. Buyer and Parent shall mutually agree on the form and timing of an initial joint press release to be issued with respect to this Agreement and the transactions contemplated hereby. In addition, prior to the Closing Date, each party shall consult with and obtain the approval of the other before issuing any press release or making any other public disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public disclosure prior to such consultation and approval (except as may be required by Law, in which event the Person proposing to issue such press release or make such public disclosure shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public disclosure and shall cooperate to limit the scope of disclosure to the minimal amount of information required by Law). 5.7 Further Assurances. On and after the Closing Date, Parent and Buyer shall, and shall cause their respective Affiliates to, use reasonable best efforts to execute and deliver, or shall cause to be executed and delivered, such documents, certificates, agreements and other writings and shall take, or shall cause to be taken, such further actions as may be reasonably required or requested by any party to carry out the provisions of the Transaction Documents and consummate or implement expeditiously the transactions contemplated by the Transaction Documents. Parent and Seller further acknowledge and agree that Buyer will engage in TPA Audits following Closing. 5.8 Delivery of Books and Records. At the Closing, Parent shall cause all Books and Records in the possession of or reasonably available to Parent or any of Parent’s Affiliates to be delivered to Buyer (or a Person designated by Buyer) in the manner (and in the case of physical Books and Records at the location(s)) reasonably requested by Buyer, to the extent not located at an office of the Company or Abacus. 5.9 Access to Books and Records. (a) Until the seventh (7th) anniversary of the Closing (provided, that Buyer shall give thirty (30) days’ notice to Parent prior to destroying any records to permit Parent, at its expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Parent and its Representatives reasonable access to the books, records, officers, employees, auditors and other advisors of the Company and Abacus, and provide information with respect to the Company Abacus in a readily accessible form (including financial information in a form consistent with the Company’s and Abacus’ historical practice for the preparation of such financial information), to the extent related to periods prior to the Closing and to the extent reasonably required by Parent for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory and accounting matters, and Buyer shall reasonably cooperate with Parent and Parent’s Representatives, to furnish such books and records and information and make available such officers, employees, auditors and other advisors of the Company and Abacus; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer, the Company or Abacus, and that Parent shall reimburse Buyer promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. (b) Until the seventh (7th) anniversary of the Closing (provided, that Parent shall give thirty (30) days’ notice to Buyer prior to destroying any records to permit Buyer, at its expense, to

- 61 - examine, duplicate or repossess such books and records), Parent shall, and shall cause Parent’s Affiliates to, afford promptly to Buyer and its Representatives reasonable access to the books, records, officers, employees, auditors and other advisors relating to the Company and Abacus, and provide information with respect to the Company and Abacus in a readily accessible form (including financial information in a form consistent with Parent’s or such Affiliate’s historical practice for the preparation of such financial information), to the extent related to periods prior to the Closing and to the extent reasonably required by Buyer for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory and accounting matters, and Parent shall, and shall cause its Affiliates to, reasonably cooperate with Buyer and Buyer’s Representatives to furnish such books and records and information and make available such officers, employees, auditors and other advisors with respect to the Company and Abacus; provided, that such access does not unreasonably interfere with the conduct of the business of Parent or Parent’s Affiliates and that Buyer shall reimburse Parent promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. 5.10 Non-Competition; Non-Solicitation. (a) For a period of five (5) years following the Closing Date, Parent shall not, and shall cause its Affiliates not to, engage in the business of targeting for the sale or administration of any insurance or financial service product to any public sector employees within the United States or any customer of the Company as of the date hereof or at any time in the twelve (12) months preceding the date hereof (“Competing Business”) directly or indirectly through any producer or otherwise. (b) Following the Closing Date, Parent shall not, and shall cause its Affiliates to not (i) initiate, promote or establish any program for the substitution, surrender, exchange, termination or systematic replacement of all or any portion of the coverage provided by any Insurance Contract with an insurance policy or coverage written or sold by Parent or any of its Affiliates, (ii) induce or provide any incentive (financial or otherwise) to any Independent Producer to terminate its relationship with the Company, (iii) induce or provide any incentive (financial or otherwise) to any Independent Producer to target or solicit, or cause to be targeted or solicited (on a systematic basis or otherwise) any holder of an Insurance Contract to replace all or any portion of the coverage provided by such Insurance Contract with an insurance policy or coverage written or sold by Parent or any of its Affiliates, or (iv) use the list of holders of Insurance Contracts or information related to pricing or forms of such policies and contracts or similar proprietary information of the Company or Abacus for any purpose without Buyer’s prior written consent. (c) Notwithstanding anything to the contrary set forth in Section 5.10(a), and without implication that the following activities otherwise would be subject to the provisions of this Section 5.10, nothing in Section 5.10(a) shall preclude, prohibit or restrict Parent from engaging, or require Parent to cause any of its Affiliates not to engage, in any manner in any of the following: (i) making passive investments in the ordinary course of business, including in a general or separate account of an insurance company, in Persons engaged in a Competing Business; provided, that Parent or such Affiliate of Parent: (A) does not have the right to designate a majority of the members of the board of directors or other governing body of

- 62 - such entity or otherwise to direct the operation or management of any such entity, (B) is not a participant with any other Person in any group (as such term is used in Regulation 13D of the Exchange Act) with such right and (C) owns less than 10% of the outstanding voting securities (including convertible securities) of such entity; (ii) acquiring any business, or acquiring, merging or combining with any Person (an “Acquired Business”) where the Acquired Business derived more than 10% of its net operating revenue on a consolidated basis for the most recent fiscal year from a Competing Business; provided, that within one year after such acquisition, merger or combination, either (A) Parent or Parent’s applicable Affiliate shall have disposed of the relevant portion of such Acquired Business that engages in the Competing Business or (B) Parent or Parent’s applicable Affiliate shall have modified the Acquired Business such that the Acquired Business will thereafter derive less than 10% of its net operating revenue on a consolidated basis from such Competing Business or; (iii) Servicing business that represents renewals of existing policies offered through Specialty Health. (d) Except as set forth in Section 5.10(d) of the Parent Disclosure Schedule, for a period of five (5) years following the Closing Date, without the prior written consent of Buyer, Parent shall not, and shall cause its Affiliates to not, solicit for employment, employ or contract for the services of any Employee; provided, that nothing in this Section 5.10(d) shall prohibit Parent or its Affiliates from engaging in general solicitations not directed at such Persons or from soliciting, employing or contracting for the services of any such Person whose employment with or engagement by Buyer or any of its Affiliates has been terminated by Buyer or its applicable Affiliate or who has otherwise ceased to be employed or engaged by Buyer or any of its Affiliates for a period of at least twelve (12) months. (e) For the avoidance of doubt, notwithstanding the terms of this Section 5.10, the restrictions set forth in this Section 5.10 will not apply to PetPartners, Inc. or Iguana Capital, Inc. following closing of the transactions contemplated by the IAIC Reinsurance Agreement and related stock purchase agreement because such entities will not be Affiliates of the Company. 5.11 D&O Liabilities. Prior to Closing, Buyer shall use reasonable best efforts to have available (subject to the payment of premium) director and officer and director “tail coverage” insurance for the Company and Abacus with respect to the period prior to Closing. Prior to or at the Closing, Company shall directly pay the insurance company for all costs of securing such policy. 5.12 Employee Matters. (a) Employees. (i) Continuing Employees. No earlier than five (5) Business Days prior to the Closing Date, Parent or Seller shall provide as updated Employee list as of such day with all information required to be provided under Section 3.17(a) of the Parent Disclosure Schedule. For the period of at least six (6) months from and after the Closing Date, Buyer shall provide each

- 63 - Employee (other than Excluded Employees) who continues in employment as of the Closing Date (each a “Continuing Employee”) base compensation and bonus opportunities that, in the aggregate, are comparable to those in effect for such Continuing Employee immediately prior to the Closing Date. Parent shall cause the Company or the applicable Subsidiary to provide to Buyer a completed Employment Eligibility Verification USCIS Form I-9, verifying the identity and employment authorization of each Continuing Employee and in the event that any such documentation is not provided to cooperate with Buyer in obtaining such documentation from any Continuing Employee, as applicable, in each case, prior to the Closing Date. (ii) Prior to, or as of the Closing, Parent shall cause the Company and Abacus to pay its Employees or accrue on its financial statements (including for the Estimated Closing Statement and Closing Statement) all compensation accrued but unpaid as of the Closing Date with respect to the Employees (including, for the avoidance of doubt the Excluded Employees), including wages, business expense, and other reimbursements and all severance payments. (iii) Terminating Employees. Parent shall cause the Company to terminate the employment of those Employees identified in Section 5.12(a)(iii) of the Parent Disclosure Schedule. Parent shall reimburse the Company for any amounts paid by the Company in respect of any severance pay or benefits provided to such terminating employees including, without limitation, any payroll taxes paid by the Company with respect to such severance pay or benefits. (iv) Employment Agreements. Parent shall and shall cause the Company to cooperate with Buyer in negotiating new employment arrangements or amendments to existing employment agreements with respect to certain Continuing Employees of the Company who are subject to employment agreements with the Company, including, without limitation, providing reasonable access to such Employees. (b) Company 401(k) Plan. Following the Closing, Parent agrees to provide each Continuing Employee an opportunity, within a period of time that will avoid default under an existing participant loan, to make a direct rollover to a 401(k) plan sponsored by Buyer or one of its Affiliates of an eligible rollover distribution from a 401(k) plan sponsored or maintained by the Company, Abacus or an ERISA Affiliate for the benefit of the Employees that includes promissory notes reflecting such Continuing Employee’s then outstanding participant loans under a 401(k) plan sponsored or maintained by the Company, Abacus or an ERISA Affiliate for the benefit of the Employees. (c) Employee Benefit Plans and Past Service Credit. Effective no later than immediately prior to the Closing Date, Parent shall take all actions necessary and appropriate to terminate the participation of the Continuing Employees in any Employee Plan maintained for the benefit of such Continuing Employees, and the Continuing Employees shall, from and after the Closing Date, be eligible to participate in employee plans that are generally available to similarly situated employees of Buyer. With respect to severance and vacation benefits and any Employee Plan maintained by Buyer or an Affiliate of Buyer for the benefit of any Continuing Employee, effective as of the Closing Date, Buyer shall, or shall cause its Affiliate to, subject to subclause (d) below, recognize all service with the Company of the Continuing Employee, as if such service were with Buyer, for vesting, eligibility and severance and vacation accrual rate purposes (but not for any purposes under any defined benefit plan or eligibility under any retiree life or medical

- 64 - plan), provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. (d) Accrued PTO. To the extent reflected on the Estimated Closing Statement and Closing Statement, Buyer shall or shall cause the Company or Abacus to credit each Continuing Employee with the amount of accrued but unused paid time off credited for the benefit of such Continuing Employee as of the Closing Date. Each Continuing Employee shall be entitled to use such time off in accordance with the applicable policies of the Company and Abacus as in effect from time to time following the Closing Date. (e) COBRA Coverage. Parent will or will cause an Affiliate of Parent to retain liability for any required continuation coverage pursuant to Code §4980B (“COBRA”) for any Employees and their “qualified beneficiaries” (as defined in Code §4980B(g)(1)) with respect to any “qualifying event” (as defined in Code §4980B(f)(3)) that occurs on or prior to the Closing Date. Buyer will provide, or cause the Company or Abacus to provide, COBRA coverage for the Continuing Employees and their qualified beneficiaries with respect to “qualifying events” occurring on or after the Closing Date. 5.13 Release. If, but only if, the Closing occurs, then Parent, Seller and their Affiliates hereby forever, absolutely, unconditionally and irrevocably release and discharge the Company, Abacus, Buyer, and Buyer’s Affiliates from all obligations and liabilities of the Company or Abacus to Parent, Seller or any of its Affiliates, all agreements and understandings of the Company or Abacus involving Parent, Seller or any of their Affiliates, and all rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) of Parent, Seller or any of their Affiliates against the Company or Abacus that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to Parent, Seller or any of their Affiliates, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Company or Abacus; provided, however, that nothing in this Section 5.13 waives, releases or restricts in any manner whatsoever any of Parent’s or Seller’s rights arising out of this Agreement or any of the Transaction Documents. 5.14 No Shop. (a) From the date hereof until the earlier of the Closing and the date that this Agreement is terminated pursuant to Article VII, Parent and Seller shall not, and shall cause their Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage, accept or facilitate any inquiry, indication of interest, proposal or offer from any person or entity (other than Buyer or its Affiliates) relating to or in connection with an Alternative Transaction (as defined below); (ii) participate in, negotiate, discuss, accept or enter into any agreement, arrangement or understanding with any person (other than Buyer or its Affiliates) relating to, or reasonably expected to lead to, an Alternative Transaction; (iii) provide information to any Person with respect to, or otherwise cooperate in any way or assist or participate in connection with, any proposal that constitutes or could reasonably be expected to lead to, an Alternative Transaction or (iv) commit to, enter into or consummate any Alternative Transaction.

- 65 - (b) For purposes hereof, “Alternative Transaction” means any offer or proposal by a third party for (1) any acquisition or purchase, direct or indirect, of any shares or equity interests or other security of Seller, the Company or Abacus, including any security convertible into or exercisable or exchangeable for, any shares or equity interests or other security of Seller, the Company or Abacus, or (2) a merger, amalgamation, consolidation, share exchange, business combination, sale of a portion of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Seller, the Company or Abacus. (c) Parent and Seller acknowledge and agree that the restrictions contained herein are reasonable and necessary to protect Buyer’s legitimate business interest and, if violated, may cause Buyer irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, Parent and Seller agree that if any portion of this Section 5.14 is breached, then Buyer may at its election in any court of competent jurisdiction, and in addition to any other remedy available to it, obtain specific performance of such provision or enjoin Parent, Seller or their Affiliates from engaging in the activities proscribed by this Section 5.14, in each case without any requirement to post a bond for such purpose. 5.15 Intercompany Agreements (a) Parent shall cause the termination of all Intercompany Agreements on or prior to the Closing Date. Parent shall cause all intercompany balances between Parent or any Affiliate of Parent (other than the Company or Abacus), or any of their respective directors, officers or managers, on one hand, and the Company or Abacus, on the other hand, to be paid in full and settled immediately prior to the Closing. As of immediately after the Closing, the Company and Abacus shall have no further liability for any intercompany balances. Parent shall, and shall use commercially reasonable efforts to cause the parties to any agreement entered into by (i) a party unaffiliated with Parent, (ii) the Company or Abacus and (iii) Parent or any Affiliate of Parent other than the Company or Abacus (including SSL), to enter into one or more new agreements, or an amendment or assignment of such agreement, such that only the portions of such agreements that are related to the Company or Abacus will be agreements of the Company or Abacus, as applicable, following the Closing, and no other Affiliates of Parent will be a party to such agreements following Closing. (b) Effective at the time of the Closing, with respect to occurrences taking place from and after the Closing Date, Parent shall cause the Company and Abacus to cease to be insured by any insurance policies of Parent, Seller or any of their Affiliates (other than any policies held directly by the Company or Abacus) or by any of their self-insured programs. With respect to events or circumstances relating to the Company or Abacus that occurred or existed prior to the Closing Date that are covered by occurrence-based third-party liability insurance policies of Parent, Seller or their Affiliates (other than the Company or Abacus) and any workers’ compensation insurance policies or comparable workers’ compensation self-insurance programs sponsored by Parent, Seller or their Affiliates and that apply to the locations at which the Company or Abacus operates their respective businesses, Buyer may, and may cause the Company and Abacus to, make claims under such policies and programs. Parent and Seller shall provide reasonable cooperation and assistance in the pursuit of such claims. With respect to any open claims against the insurance policies of Parent and Seller or their Affiliates (other than the Company or Abacus) relating to losses or damages suffered by the Company or Abacus prior to

- 66 - the Closing, Parent or Seller shall reasonably assist and cooperate with Buyer in the pursuit and collection of such claims and remit any net proceeds they realize from such claims to Buyer upon full and final settlement of such claims. 5.16 Bank Accounts. Prior to the Closing, Parent shall change, effective as of the Closing, the individuals authorized to draw on or having access to the bank, savings, deposit or custodial accounts and safe deposit boxes maintained by the Company and Abacus to the individuals designated in writing by Buyer. 5.17 Investment Assets. From the date hereof until the Closing, Parent shall, within fifteen (15) Business Days following the end of each calendar month, deliver to Buyer a report (the “Investment Asset Report”) consisting of (a) a list of all Investment Assets of the Company and Abacus as of the end of such month, including the Book Value and fair market value of each such Investment Asset as of such month end; (b) a list of all Investment Assets included in the prior month’s Investment Asset Report sold or otherwise disposed of by the Company or Abacus during the preceding month; (c) a list of the Investment Assets acquired by the Company or Abacus that have been acquired in the preceding month; and (d) a list of all Investment Assets of the Company or Abacus that are in arrears or in breach or default in the payment of principal or interest or dividends or are, or should be, classified as non-performing, non-accrual, ninety (90) days past due, still accruing and doubtful of collections, in foreclosure or any comparable classification, or are other than temporarily impaired as determined in accordance with the Specified Accounting Principles. 5.18 Transaction Expenses. Parent and Seller shall, or shall cause the Company and Abacus to, pay all Transaction Expenses prior to the Closing. 5.19 PolicyPro Software. Prior to the Closing, Parent and Seller shall, and shall cause the Company and Abacus to, (a) permit Buyer, Buyer’s Affiliates and their respective Representatives to conduct a full due diligence review of the PolicyPro Software (including the source code and object code thereof), the Software Agreements and the Developer, (b) cooperate with Buyer, its Affiliates and their respective Representatives in connection therewith, and (c) at the request of Buyer, arrange for one or more meetings, and otherwise facilitate continuing discussions, between the Developer on one hand, and Buyer, its Affiliates and their respective Representatives on the other. 5.20 Reinsurance Agreements. (a) Following the date hereof and prior to Closing, Parent and Seller shall provide to Buyer a copy of (x) the draft form of the “Reinsurance Agreement” (as such term is defined in the SSL Stock Purchase Agreement) between SSL and the Company with respect to certain “Excluded Business” (as such term is defined in the SSL Stock Purchase Agreement), and related trust agreement, administrative services agreement, and any other related agreement thereto (collectively, the “SSL Reinsurance Agreement”), if any, and (y) the draft form of reinsurance agreement between Independence American Insurance Company, as ceding company, and the Company, as reinsurer, as contemplated by that certain Stock Purchase Agreement, dated as of May 17, 2021, among Parent, AMIC Holdings, Inc. and Iguana Capital, Inc., and related trust agreement, security account control agreement, administrative services agreement, and any other

- 67 - related agreement thereto (the “IAIC Reinsurance Agreement). To the extent not executed prior to the date hereof, Parent and Seller shall consider in good faith any reasonable comments of Buyer in respect of the SSL Reinsurance Agreement, if any, or the IAIC Reinsurance Agreement prior to execution thereof, and if either the SSL Reinsurance Agreement or the IAIC Reinsurance Agreement is entered into in a form that, in Buyer’s reasonable opinion, materially alters the expected economic impacts of such transaction on Buyer and its Affiliates (including the Company), then the parties shall use their reasonable best efforts to amend this Agreement (including Annex F) to put Buyer and its Affiliates (including the Company) in the economic position expected by Buyer. (b) Notwithstanding anything herein to the contrary, if either the SSL Reinsurance Agreement, or the IAIC Reinsurance Agreement or both agreements have been entered into with the Company on or prior to the Closing Date, Buyer and the Company shall comply in all material respects with the applicable reinsurance treaties, but will otherwise have no obligation to seek recourse against SSL or IAIC or their respective Affiliates with respect to Reinsurance Transaction Excluded Liabilities and may seek recourse directly from Parent and Seller pursuant to Section 9.2(a). (c) The amount of Reinsured Business Statutory Earnings, positive or negative, will be settled on a quarterly basis in accordance with Annex F. 5.21 Voting Agreement. Between the date hereof and the Closing, Parent shall enforce the terms of the Voting Agreement and will not amend, modify, supplement or terminate the Voting Agreement without the prior written consent of Buyer. 5.22 Escrow Agreement. For each of the three (3) full calendar years following the calendar year in which the Closing Date occurs (provided that if the Closing occurs on the first (1st) Business Day of January 2022, such obligation shall commence with calendar year 2022) Parent shall provide to Buyer a copy of Parent’s audited financial statements for such calendar year. Parent shall deliver the audited financial statements for each such calendar year no later than April 30th of the subsequent calendar year (each, a “Audited Financials Delivery Date”). If (i) Parent fails to deliver its audited financial statements by the date that is ten (10) Business Days following the applicable Audited Financials Delivery Date, or (ii) or if any audited financial statements delivered in accordance with this Section 5.22 reflect total net worth of Parent (determined using only those assets of Parent consisting of cash and marketable securities) of $100 million or less, then in each case Parent shall establish, within thirty (30) days following the applicable Audited Financials Delivery Date, an escrow account in the name of Parent with escrowed funds in the amount of $5 million, which escrowed funds shall be held by the escrow agent as a source of funds for amounts owing to Buyer under Article IX. Any interest accruing on such escrowed funds will be for the account of Parent. Each of Buyer and Seller shall cooperate to give the escrow agent timely instructions to implement any distributions of such escrowed funds for amounts owing to Buyer under Article IX. 5.23 Transition Services Agreement. From the date hereof through the Closing, each of the Buyer, Seller and Parent shall cooperate and negotiate with each other in good faith and use reasonable best efforts to determine the form, terms, conditions and provisions of the Transition Services Agreement for execution and delivery at Closing, including such terms providing for the

- 68 - provision of transitional services by Parent or its Affiliates as required or reasonably requested by Buyer for a period of time following the Closing as required or reasonably requested by Buyer; provided that the fees chargeable for any individual transitional services shall be limited to Parent’s reasonable out-of-pocket expenses and at its actual cost without allocation of overhead expenses or mark-up and agreed to by Buyer. ARTICLE VI. CONDITIONS PRECEDENT 6.1 Conditions to Each Party’s Obligations. The obligations of Buyer, Parent and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions: (a) No Injunctions or Restraints; Illegality. (i) There shall not be in effect any Order, injunction (whether temporary, preliminary or permanent) or other legal restraint or prohibition issued by any Court or Governmental Authority of competent jurisdiction that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby, and (ii) there shall not be any Law or Order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal. (b) Waiting Period. Any required waiting period under the HSR Act shall have expired or been terminated. 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) The Fundamental Representations of Parent and Seller shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) each of the other representations and warranties of Parent and Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), in the case of the foregoing clause (ii), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (b) Covenants and Agreements. Parent and Seller shall have performed and complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by it on or prior to the Closing Date; (c) Closing Deliveries. Parent and Seller shall have delivered or caused to be delivered to Buyer each of the documents required to be delivered pursuant to Section 2.3(a);

- 69 - (d) No Litigation. No Proceeding shall be pending or threatened before any Governmental Authority that could reasonably be expected to prevent the consummation of the purchase and sale of the Shares or any other material transaction contemplated by the Transaction Documents, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect Buyer or the right of Buyer to own, operate or conduct the Company or Abacus or their respective businesses, and no Order shall have been issued by any Governmental Authority that has any of the foregoing effects; (e) Approvals. All consents, approvals or authorizations of, declarations or filings with or notices to any Governmental Authority required to be obtained or made prior to the Closing Date in connection with the transactions contemplated hereby, including the Required Governmental Approvals set forth in Section 3.6(b) of the Parent Disclosure Schedule and those approvals set forth in Section 4.3 of the Buyer Disclosure Schedule, shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable Law shall have expired or been terminated, in each case without the imposition of a Burdensome Condition; (f) Material Adverse Effect. Since the date hereof, there shall not have been any Company Material Adverse Effect; (g) Third Party Consents. The parties shall have received the consents set forth on Annex E; (h) Company RBC. The Company shall have an RBC Ratio as of the end of the calendar quarter immediately prior to the anticipated Closing Date, and as of the anticipated Closing Date, equal to or greater than 807%; (i) Reinsurance Agreements. Unless neither the SSL Reinsurance Agreement nor the IAIC Reinsurance Agreement is required to be entered into with the Company, each such agreement shall have been entered into in a form reasonably acceptable to Buyer. (j) Parent Shareholder Approval. Approval of the Parent Voting Matters shall have been obtained, and the Definitive Consent Statement shall have been mailed to shareholders of Parent in accordance with SEC rules, and all waiting periods required under applicable Law with respect thereto, including the expiration of any applicable Schedule 14C information statement notice period, shall have expired or been terminated, without any condition. 6.3 Conditions to Obligations of Parent and Seller. The obligations of Parent and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) The Fundamental Representations of Buyer shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) each of the other representations and warranties of Buyer contained in this Agreement (other than the Fundamental Representations), disregarding all qualifications or exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and

- 70 - warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), in the case of the foregoing clause (ii), except where the failure of any such representations and warranties to be so true and correct would not reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; (b) Covenants and Agreements. Buyer shall have performed and complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by it on or prior to the Closing Date; (c) Closing Deliveries. Buyer shall have delivered or caused to be delivered to Parent and Seller each of the documents required to be delivered pursuant to Section 2.3(b); (d) No Litigation. No Proceeding shall be pending or threatened before any Governmental Authority that could reasonably be expected to prevent the consummation of the purchase and sale of the Shares or any other material transaction contemplated by the Transaction Documents, declare unlawful the transactions contemplated by this Agreement, or cause such transactions to be rescinded, and no Order shall have been issued by any Governmental Authority that has any of the foregoing effects; and (e) Approvals. All consents, approvals or authorizations of, declarations or filings with or notices to any Governmental Authority required to be obtained or made prior to the Closing Date in connection with the transactions contemplated hereby, including the Required Governmental Approvals set forth in Section 3.6(b) of the Parent Disclosure Schedule and those set forth in Section 4.3 of the Buyer Disclosure Schedule, shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable Law shall have expired or been terminated. ARTICLE VII. TERMINATION PRIOR TO CLOSING 7.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Buyer, on the one hand, and Parent or Seller, on the other hand; (b) by either Buyer, on the one hand, or Parent and Seller, on the other hand, in writing, if the Closing has not occurred on or prior to the Outside Date, unless the failure of the Closing to occur has been principally caused by a material breach of this Agreement by any party seeking to terminate this Agreement. “Outside Date” means April 14, 2022; provided, however, that the Outside Date shall be extended to April 14, 2022 automatically if, prior to April 14, 2022, Buyer has satisfied all conditions to Closing set forth in Section 6.3 other than obtaining approval from the Wisconsin Office of the Commissioner of Insurance as contemplated by Section 5.3; (c) by either Buyer, on the one hand, or Parent and Seller, on the other hand, in writing, if there shall be any order, injunction or decree of any Governmental Authority that prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable, unless the fact that such order,

- 71 - injunction or decree has become final and non-appealable has been principally caused by a material breach of this Agreement by the party seeking to terminate this Agreement; or (d) by either Buyer, on the one hand, or Parent and Seller, on the other hand (but only so long any party seeking to terminate is not in material breach under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the Buyer, in the case of a termination by Parent and Seller, or by Parent or Seller, in the case of a termination by Buyer, would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not capable of being cured by the Outside Date or is not cured within twenty (20) calendar days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 7.1(d). 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that no such termination shall relieve a party from liability for any material breach of this Agreement occurring prior to such termination. Notwithstanding the foregoing, Section 1.1, Section 5.2(b), this Section 7.2, Article IX and Article X shall survive termination hereof pursuant to Section 7.1. Parent and Seller agree that the provisions of this Section 7.2 regarding the payment of a termination fee and reimbursement of Buyer Expenses are an integral part of the transactions contemplated by this Agreement and that, without such provisions, Buyer would not have entered into this Agreement. ARTICLE VIII. TAX MATTERS The following provisions shall govern the allocation of responsibility as between Buyer and Parent for certain Tax matters following the Closing Date: 8.1 Responsibility for Filing Tax Returns. (a) Filing of Tax Returns. Parent shall prepare or cause to be prepared and file or cause to be filed (i) all Tax Returns that include the Company or Abacus and that are due to be filed prior to the Closing Date and (ii) all U.S. federal, state and local consolidated, affiliated, combined or similar Tax Returns that include Parent, the Company and Abacus that relate solely to Pre-Closing Tax Periods. Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns for the Company and Abacus. All Tax Returns that include Pre-Closing Tax Periods shall be prepared in a manner consistent with the Company’s and Abacus’ past practice and custom unless otherwise required by applicable Law. (b) Review Rights. Buyer shall provide Parent with drafts of all Tax Returns that Buyer is obligated to prepare under Section 8.1(a) to the extent such Tax Returns include Pre-Closing Tax Periods, no later than twenty (20) days prior to the due date for filing thereof. Parent shall have the right to review and provide reasonable comments on such Tax Returns during the fifteen (15) days following the receipt of such Tax Returns, which reasonable comments shall be accepted by Buyer and reflected in the applicable Tax Return.

- 72 - 8.2 Straddle Periods. For purposes of this Agreement, whenever it is necessary to determine the liability for Taxes of the Company and Abacus for any Straddle Period, the determination of the Taxes of the Company and Abacus for the portion of the Straddle Period including and ending on, and the portion of the Straddle Period beginning immediately after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two (2) taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day immediately after the Closing Date, and items of income, premiums, gain, deduction, loss or credit (or other relevant Tax items) of the Company and Abacus for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company and Abacus were closed at the close of the Closing Date; provided, however, that (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic Taxes (other than income, franchise/capital, sales, use, or withholding Taxes) such as real and personal property Taxes, shall be apportioned ratably between such periods based on the number of days for the portion of the Straddle Period ending on and including the Closing Date, on the one hand, and the number of days for the portion of the Straddle Period beginning on and including the day immediately after the Closing Date, on the other hand. 8.3 Tax Covenants. (a) Buyer shall not cause or permit the Company or Abacus to take any action on the Closing Date that is outside the ordinary course of business, if such action could have the effect of increasing the Tax liability or reducing any Tax asset of the Company, Abacus or Parent in respect of any Pre-Closing Tax Period or increasing the liability of Parent under this Agreement. (b) Buyer covenants that without the prior written consent of Parent it shall not, and shall not cause or permit its Subsidiaries to, make or change any material Tax election, amend any Tax Return, take any Tax position on any Tax Return, or compromise or settle any Tax liability, in each case if such action could have the effect of increasing the Tax liability or reducing any Tax asset of the Company, Abacus or Parent in respect of any Pre-Closing Tax Period or increasing the liability of Parent under this Agreement. (c) Parent covenants that without the prior written consent of Buyer it shall not, and shall not cause or permit its Subsidiaries to, amend any Tax Return or compromise or settle any Tax liability, in each case if such action could have the effect of increasing the Tax liability or reducing any Tax asset of the Company, Abacus or Buyer in respect of any Post-Closing Tax Period. (d) After the Closing Date, Buyer and its Affiliates shall not, without the written consent of Parent, agree to the waiver or any extension of the statute of limitations relating to any Taxes of the Company or Abacus for any Pre-Closing Tax Period. (e) Any Tax refund received by Buyer or its Subsidiaries that relates to a Pre-Closing Tax Period of the Company or Abacus shall be for the account of Parent. Buyer shall pay or cause to be paid any such refund to Parent within fifteen (15) days after receipt thereof, reduced by any increase in the federal income taxes owed, in the aggregate, by Buyer or its Subsidiaries attributable to such refund. All other Tax refunds that relate to the Company or Abacus shall be

- 73 - for the account of Buyer. Parent shall pay or cause to be paid any such refund to Buyer within fifteen (15) days after receipt thereof, reduced by any increase in the federal income taxes owed, in the aggregate, by Parent or its Subsidiaries attributable to such refund. (f) Parent shall, and shall cause Seller, the Company and its Affiliates to, enter into a written agreement to terminate any Tax Agreement between the Company and Parent at or prior to Closing and, for the avoidance of doubt, such written agreement shall specifically terminate any provision of the Tax Agreement that purports to have continued effect after the termination of such Tax Agreement. 8.4 Contests Related to Taxes. Notwithstanding Section 9.5, in the event Buyer receives notice of a claim by a Governmental Authority in respect of Taxes of the Company or Abacus (other than Taxes imposed under any U.S. federal, state and local consolidated, affiliated, combined or similar Tax Returns that include Parent, the Company and Abacus) for any Tax period ending on or before the Closing Date (a “Tax Claim”), Buyer shall give written notice to Parent of such claim; provided, however, that the failure to give such notice shall not relieve Parent from any obligation under this Agreement unless Parent is actually harmed by such failure. Parent shall have the right to defend any Tax Claim for which Parent would have an indemnification obligation hereunder so long as (i) Parent gives written notice to Buyer within fifteen (15) Business Days after Buyer has given written notice of the Tax Claim, and (ii) Parent conducts the defense of the Tax Claim actively and diligently. Buyer may retain separate co-counsel at its sole cost and expense and consult in the defense of the Tax Claim. Buyer shall also be permitted to receive copies of any pleadings, correspondence with the Governmental Authority or any Court handling the Tax Claim, and other documents filed with the Governmental Authority or such Court as Buyer may reasonably request related to the Tax Claim and to attend any and all meetings, hearings and proceedings concerning such Tax Claim. If Parent does not assume the defense of any Tax Claim (including if Parent does not deliver the notice required by this Section 8.4), Buyer may defend such Tax Claim at the sole cost and expense of Parent. In any such case, Buyer will not consent to a settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). If Parent conducts the defense of a Tax Claim, Parent will keep Buyer reasonably informed as to the status of such Tax Claim, including all compromise or settlement offers. Parent shall consult with Buyer prior to the settlement of any such Tax Claim and shall obtain the prior written consent of Buyer prior to the settlement of any such Tax Claim that would adversely affect Buyer or its Affiliates in any taxable period ending after the Closing Date (such consent not to be unreasonably withheld, conditioned or delayed). 8.5 Cooperation on Tax Matters. Buyer and Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article VIII and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other Proceeding and making Employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any information obtained pursuant to this Section 8.5 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes with respect to the

- 74 - Company or Abacus shall be kept confidential by the parties hereto and their respective legal and Tax advisors. 8.6 Transfer Taxes; Withholding Taxes. All Transfer Taxes incurred in connection with the transactions contemplated hereby shall be borne by Parent. Notwithstanding anything to the contrary contained in this Agreement, Buyer and the Company (following Closing) shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code, or under any provision Tax Law. Buyer, Parent and Seller shall cooperate, and Parent and Seller shall cause the Company to cooperate, as reasonably requested by another party to establish any applicable exemption or reduction to such deduction or withholding, including by providing any applicable withholding forms or certificates. Amounts deducted and withheld pursuant to this Agreement will be treated as having been paid to the Person in respect of which such deduction or withholding was made. 8.7 Section 338(h)(10) Election. (a) Buyer and Parent may make a joint election under Section 338(h)(10) of the Code and comparable provisions of state law with respect to the Company, Abacus, or both (a “Section 338(h)(10) Election”) and if elected will timely file with the proper authorities executed copies of Internal Revenue Service Forms 8023 and 8883, and any similar state forms, with respect to the Company and Abacus, as applicable. (b) As soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date, Buyer shall deliver to Parent a written notice setting forth (with reasonable specificity) Buyer’s good faith calculation of the aggregate deemed sales price (ADSP) and adjusted grossed up basis (AGUB) within the meaning of the Treasury Regulations under Section 338 of the Code and the allocation thereof among the assets of the Company and Abacus, as applicable, in accordance with the principles of the applicable Treasury Regulations, including, but not limited to, Treasury Regulation Sections 1.338-6 and 1.338-7 (the “Buyer’s Allocation”). Within thirty (30) days after receipt thereof, Parent shall deliver to Buyer written notice indicating whether Parent disagrees with the Buyer’s Allocation. If Parent agrees with the Buyer’s Allocation, or if Parent fails to deliver such written notice within thirty (30) days the Buyer’s Allocation shall constitute the agreed-upon Allocation (the “Agreed Allocation”). If Parent provides timely written notice to Buyer of any disagreement with the Buyer’s Allocation, the parties shall negotiate in good faith to determine the Agreed Allocation. If they do not reach agreement within thirty (30) days after commencing negotiations, the parties shall promptly submit the items in dispute to a mutually agreed-upon nationally-recognized accounting firm (or if they cannot mutually agree on such firm, each party shall select a nationally-recognized accounting firm which two firms shall agree on a third nationally-recognized accounting firm) (the “Accounting Arbitrator”) to resolve the dispute. The Accounting Arbitrator shall determine the Agreed Allocation in accordance with the Treasury Regulations, and deliver to Buyer and Parent the Agreed Allocation as soon as possible, but not later than the thirtieth day after the Accounting Arbitrator is instructed to resolve the dispute. Any expenses relating to the engagement of the Accounting Arbitrator shall be shared equally by the parties. (c) Each of the parties shall file or cause to be filed all relevant Tax Returns consistent with the Agreed Allocation and shall not take any position inconsistent with the Agreed Allocation.

- 75 - ARTICLE IX. SURVIVAL AND INDEMNIFICATION 9.1 Survival of Representations and Warranties. All representations and warranties made by Parent, Seller and Buyer in this Agreement shall survive the Closing Date and expire on the date that is eighteen (18) months from the Closing Date; provided, however, that the representations and warranties set forth in Section 3.19 (Taxes) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and the representations and warranties set forth in Sections 3.1(a) (Organization and Qualification), 3.3 (Capitalization), 3.4 (Subsidiaries), 3.5 (Authority; Enforceability), 3.29 (Brokers), 4.1 (Organization), 4.2 (Authority; Enforceability) and 4.6 (Brokers) (such representations and warranties, together with the representations and warranties set forth in Section 3.19 (o), (p) and (q) (for purposes of it being a Fundamental Representation only, the “Fundamental Representations”) shall survive the Closing for the maximum period of time allowed under Law. The covenants or other agreements made by Parent, Seller or Buyer in this Agreement which by their terms contemplate performance prior to the Closing Date shall survive the Closing Date and expire on the date that is twenty-four (24) months from the Closing Date. Each covenant or other agreement made by Parent, Seller or Buyer which by its terms contemplate performance after the Closing Date shall survive the Closing indefinitely until sixty (60) days after it is fully performed. The period of time a covenant, agreement, representation or warranty survives the Closing pursuant to this Section 9.1 shall be the “Survival Period” with respect to such covenant, agreement, representation or warranty. The parties acknowledge that the time periods set forth in this Article IX for the assertion of claims under this Agreement are the result of arms-length negotiation among the parties and that the parties intend for such time periods to be enforced as agreed by the parties. 9.2 Indemnification. (a) Subject to the limitations set forth in this Article IX, Parent and Seller shall jointly and severally indemnify and hold harmless Buyer, its Affiliates (including the Company and Abacus) and their respective Representatives (the “Buyer Indemnified Persons”) from and against Indemnifiable Losses incurred by them arising out of or resulting from any of the following matters: (i) any breach of any representation or warranty of Parent or Seller contained in this Agreement or in any certificate furnished by Parent or Seller pursuant to this Agreement (other than those with respect to any Fundamental Representation by Parent or Seller); (ii) any breach of any representation or warranty of any Fundamental Representation of Parent or Seller made in this Agreement or in any certificate furnished by Parent or Seller pursuant to this Agreement with respect thereto; (iii) any breach or nonfulfillment by Parent or Seller of its covenants or agreements contained in this Agreement or any other Transaction Document; (iv) all remedial costs and other Liabilities incurred by Buyer and any of its Affiliates during the two year period following Closing relating to the correction of any issue noted in the TPA Audits which related to any period on or prior to the Closing Date or replacement of any third

- 76 - party administrator performing services for the Company or Abacus on or prior to the Closing Date; (v) any LA County Policies Excess Loss during the twelve months following the Closing Date; and (vi) any Excluded Liabilities. (b) Subject to the limitations set forth in this Article IX, Buyer shall indemnify and hold harmless Parent, its Affiliates and their respective Representatives, successors and permitted assigns (the “Parent Indemnified Persons”) from and against any Indemnifiable Losses incurred by them arising out of or resulting from any of the following matters: (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate furnished by Buyer pursuant to this Agreement (other than with respect to any Fundamental Representations by Buyer); (ii) any breach of any representation or warranty of any Fundamental Representation of Buyer made in this Agreement or in any certificate furnished by Buyer pursuant to this Agreement with respect thereto; or (iii) any breach or nonfulfillment by Buyer of its covenants or agreements contained in this Agreement or any other Transaction Document. (c) For purposes of determining whether any representation or warranty has been breached and the amount of the Indemnifiable Losses under this Article IX, each representation and warranty contained in this Agreement (other than the first sentence of Section 3.14) shall be read without regard to any materiality, Company Material Adverse Effect or Buyer Material Adverse Effect qualifier contained therein. 9.3 Certain Limitations. (a) No party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 9.2(a)(i) (in the case of Parent) or Section 9.2(b)(i) (in the case of Buyer) (i) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 9.2(a)(i) or Section 9.2(b)(i), as the case may be, exceeds one million two hundred ninety thousand dollars ($1,290,000.00) (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 9.2(a)(i) or Section 9.2(b)(i), as the case may be, for amounts in excess of the Deductible, subject to the limitations set forth in this Article IX. Except in the case of fraud, the maximum aggregate liability of Parent for any and all Indemnifiable Losses under Section 9.2(a)(i) shall be a dollar amount equal to (x) twelve and one-half percent (12.5%), multiplied by (y) the Base Price. Except in the case of fraud, the maximum aggregate liability of Buyer for any and all Indemnifiable Losses under Section 9.2(b)(i), shall be a dollar amount equal to nineteen million three hundred fifty thousand dollars ($19,350,000). (b) Except in the case of fraud, the maximum aggregate liability of Parent, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable

- 77 - Losses under Section 9.2(a)(ii), in the case of Parent, or Section 9.2(b)(ii), in the case of Buyer, shall be an amount equal to the Purchase Price. (c) The representations, warranties and covenants of Parent and Seller, and the Buyer Indemnified Persons’ rights to indemnification with respect thereto, shall not be affected or deemed waived by reason of (and the Buyer Indemnified Persons shall be deemed to have relied upon the representations and warranties of Parent and Seller set forth herein notwithstanding) (i) any investigation made by or on behalf of any of the Buyer Indemnified Persons (including any of their Representatives) or by reason of the fact that any of the Buyer Indemnified Persons or their Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, regardless of whether such investigation was made or such knowledge was obtained before or after the execution and delivery of this Agreement or (ii) Buyer’s waiver of any condition set forth in Article VI. (d) Once an Indemnifiable Loss is agreed to by the Indemnitor or finally adjudicated to be payable pursuant to this Article IX, the Indemnitor shall satisfy its obligations within ten (10) Business Days. (e) Any claim for indemnification by any of the Buyer Indemnified Parties under Section 9.2(a)(iv) or under Section 9.2(a)(vi) (solely to the extent such claim relates to an Excluded Liability for a Security Breach as contemplated by clause (iv) in the definition of “Excluded Liability”) must be made on or prior to the third anniversary of the Closing Date. 9.4 Definitions. As used in this Agreement: (a) “Indemnitee” means any Person entitled to indemnification under this Agreement; (b) “Indemnitor” means any Person required to provide indemnification under this Agreement; (c) “Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses), reasonably foreseeable lost profits, diminution of value and any claim properly paid to a third party in connection with a Third Party Claim, in each case, whether known or unknown, whether asserted or unasserted, and whether accrued or unaccrued. (d) “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and (e) “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee. 9.5 Procedures for Third Party Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than thirty (30) days after becoming aware) thereof

- 78 - and such notice shall include a reasonable description of the claim and any documentation of the Third Party Claim and, to the extent identifiable, an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) Subject to this Section 9.5(b), the Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor that is reasonably acceptable to the Indemnitee. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof except as set forth in the next sentence. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor; provided, that Indemnitee shall have the right to assume the defense and/or receive reimbursement from Indemnitor for the costs and expense of such separate counsel if (i) Indemnitor and Indemnitee are both named parties to the proceedings and Indemnitee shall have concluded in good faith that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the availability to Indemnitee of one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to Indemnitor in respect thereof or (ii) Indemnitor fails to diligently defend a Third Party Claim for which it has assumed defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above). In no event shall the Indemnitee’s right to indemnification for a Third Party Claim be adversely affected by its assumption of the defense of such Third Party Claim. All of the parties hereto shall reasonably cooperate in the defense of any Third Party Claim. Such cooperation shall include the retention and (upon request) the provision to the other of reasonably requested records and information that are relevant to such Third Party Claim, and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy, (iii) does not include a statement or

- 79 - admission of fault, culpability or failure to act by or on behalf of the Indemnitee and (iv) only involves the payment of monetary damages by the Indemnitor. 9.6 Direct Claims. The Indemnitor will have a period of thirty (30) days within which to respond in writing to any written claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such thirty (30) day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee. 9.7 Adjustment to Purchase Price. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for income Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. 9.8 Exclusive Remedy. Notwithstanding Section 10.10, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 9. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Section 9. Nothing in this Section 9.8 shall limit (i) any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled under Section 10.5; or (ii) a party’s right to seek any remedy on account of fraud by any party hereto. For purposes of this Agreement, “fraud” means, with respect to any Person, the knowing and intentional misrepresentation of material facts that constitutes actual common law fraud under the Law of the State of Delaware. ARTICLE X. MISCELLANEOUS 10.1 Amendment. This Agreement may not be amended other than in an instrument in writing signed by all of the parties hereto. 10.2 Waiver. Any party hereto may extend the time for the performance of any of the obligations or other acts required to be performed by another party hereunder, waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and waive compliance with any of such party’s agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. 10.3 Expenses. Except as otherwise expressly provided herein, the parties shall pay their own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection

- 80 - with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). 10.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested), or sent by email, as follows: (a) If to Buyer: Horace Mann Educators Corporation 1 Horace Mann Place Springfield, IL 62715 Attention: Donald M. Carley, EVP & General Counsel Email: Donald.Carley@horacemann.com with a copy (which shall not constitute notice) to: Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001 Attention: Ling Ling E-mail: lingling@eversheds-sutherland.com (b) If to Parent or Seller: Independence Holding Company 96 Cummings Point Road Stanford, CT 06902 Attn: Theresa A. Herbert E-mail: therbert@ihc-geneve.com with a copy (which shall not constitute notice) to: Quarles & Brady LLP 33 East Main Street, Suite 900 Madison, WI 53703 Attn: Mark T. Ehrmann E-mail: mark.ehrmann@quarles.com or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with this Section 10.4. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of email, upon confirmed receipt.

- 81 - 10.5 Specific Performance. Each of Parent and Seller acknowledges and agree that Buyer could be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or any provisions are breached and that any breach of this Agreement by Parent or Seller may not be adequately compensated by monetary damages. Accordingly, each of Parent and Seller agrees that, in addition to any other right or remedy to which Buyer may be entitled (subject to the limitations herein), at Law or in equity, it will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking. Buyer acknowledges and agrees that Parent and Seller could be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or any provisions are breached and that any breach of this Agreement by Buyer may not be adequately compensated by monetary damages. Accordingly, Buyer agrees that, in addition to any other right or remedy to which Parent and Seller may be entitled (subject to the limitations herein), at Law or in equity, Parent and Seller will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking. 10.6 Interpretation. When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of, or an Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. Any fact or item disclosed in any section of each of the Buyer Disclosure Schedule and Parent Disclosure Schedule shall be deemed disclosed in all other sections of such Disclosure Schedule to the extent the applicability of such fact or item to such other section of such Disclosure Schedule is readily apparent from the text or information disclosed. Disclosure of any item in the Buyer Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or Buyer Material Adverse Effect The table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Authority against either party by virtue of the fact that such party was the drafting party. Other than references to agreements or documents in the Parent Disclosure Schedule or Buyer Disclosure Schedule, any reference herein to any applicable Law, agreement (including this Agreement) or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such applicable Law, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. References to “made available,” “provided to” or “delivered to” (or words of similar import) in respect of information made available (or words of similar import) by Parent or Seller means

- 82 - that such information has been uploaded, not later than three (3) Business Days prior to the date of this Agreement, to the virtual data room maintained by box.com established in connection with the transaction contemplated under this Agreement and made available in electronic form to Buyer and its Representatives, 10.7 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to the parties. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to amend or otherwise modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner such that the transactions contemplated hereby are fulfilled to the extent possible. 10.8 Entire Agreement; Third Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Transaction Documents (including all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior representations, agreements, understandings and undertakings, whether written or oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and no party is relying on any other prior oral or written representations, agreements, understandings or undertakings with respect to the subject matter hereof and thereof. Except as set forth in Article IX with respect to the Buyer Indemnified Persons and the Parent Indemnified Persons, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person other than the parties hereto any right, remedy or claim under or by reason of this Agreement. 10.9 Assignment. Except as set forth in Section 2.1, this Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto, except that Buyer may assign any and all of its rights or obligations under this Agreement or any other Transaction Document to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided, that Buyer will remain liable for performing the obligations under this Agreement and the other Transaction Documents. 10.10 Failure or Indulgence Not Waiver; Remedies Cumulative No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. 10.11 Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

- 83 - 10.12 Jurisdiction; Enforcement. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any Court of the United States or the Delaware Court of Chancery, which in either case is located in the State of Delaware (each, a “Delaware Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such Delaware Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such Delaware Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one Delaware Court to another Delaware Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any Court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 10.4, constitute good, proper and sufficient service thereof. (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12. 10.13 Certain Limitations. (a) Notwithstanding anything to the contrary contained herein, the other Transaction Documents, the Parent Disclosure Schedule or any of the Schedules, Annexes or Exhibits hereto or thereto, Buyer acknowledges and agrees that neither Parent nor any of its Affiliates (including the Company), nor any Representative of any of them, makes or has made, and Buyer has not relied on, any representation or warranty to Buyer, oral or written, express or implied, other than as expressly set forth in Article III or any certificate delivered by Parent or Seller pursuant to this Agreement. (b) Notwithstanding anything to the contrary contained in this Agreement, the other Transaction Documents, the Buyer Disclosure Schedule or any of the Schedules, Annexes or

- 84 - Exhibits hereto or thereto, each of Parent and Seller acknowledges and agrees that neither Buyer nor any of its Affiliates, nor any Representative of any of them, makes or has made, and Seller has not relied on, any representation or warranty to Parent or Seller, oral or written, express or implied, other than as expressly set forth in Article IV or any certificate delivered by Buyer pursuant to this Agreement. 10.14 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission or electronic transmission in portable document format (pdf)), which when taken together shall constitute one and the same agreement. [Remainder of this page intentionally left blank]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. HORACE MANN EDUCATORS CORPORATION By: ___________________________________ Name: Marita Zuraitis Title: President & Chief Executive Officer INDEPENDENCE HOLDING COMPANY By: ____________________________________ Name: Title: INDEPENDENCE CAPITAL CORP. By: ____________________________________ Name: Title: